CUSTODY AGREEMENT

THIS CUSTODY AGREEMENT (“Agreement”), dated as of September 10, 2019, is entered into by and between THE HUNTINGTON NATIONAL BANK, a national bank organized under the laws of the United States (the “Custodian” or “Bank”), and Capitol Series Trust, a business trust formed under the laws of the State of Ohio (the “Company”).

W I T N E S S E T H:

WHEREAS, the Custodian serves as custodian and foreign custody manager for certain of its customers; and

WHEREAS, the Company wishes to employ the Custodian to act as its custodian and as the foreign custody manager for the Company to provide for the custody and safekeeping of the assets of the Company as required by the 1940 Act (as defined below), and to provide related services, all as provided herein, and the Custodian is willing to accept such employment, subject to the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Custodian and the Company hereby agree, as follows:

Definitions: The following words and phrases, when used in this Agreement, unless the context otherwise requires, shall have the following meanings:

“1940 Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“1934 Act” shall mean the Securities and Exchange Act of 1934, as amended from time to time.

“Advance(s)” shall mean any extension of credit by or through the Custodian or by or through any Sub-custodian and shall include, without limitation, amounts due to the Custodian or any Sub-custodian as the principal counterparty to any foreign exchange transaction with the Company, or paid to third parties for account of the Company or in discharge of any expense, tax or other item payable by the Company.

“Agent(s)” shall have the meaning set forth in Section 8 hereof.

“Applicable Law” shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations, licenses and permits; and (c) judgments, decrees, injunctions, writs, orders and similar actions by a court of competent jurisdiction, compliance with which is required or customarily observed in such jurisdiction.

“Authorized Person(s)” shall mean any person, whether or not any such person is an Officer or employee of the Company, who is duly authorized by the Board of Trustees of the Company to give Instructions on behalf of the Company or any Fund in accordance with Section 4 herein, and named in Appendix A attached hereto and as amended from time to time by resolution of the Board of Trustees, certified by an Officer, and received by the Custodian.

“Board of Trustees” shall mean the Trustees (or directors) from time to time serving under the Company's Agreement and Declaration of Company, as from time to time amended.

“Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFT Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of Subpart O.

“Business Day” shall mean any day that the New York Stock Exchange is open for business.

“Clearing Corporation” shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.

“Company” shall mean the trust which is the party to this Agreement, and which is an open-end management investment company registered under the 1940 Act.

“Delegation Schedule” shall mean any separate schedule entered into between the Custodian and the Company or its authorized representative with respect to certain matters concerning the administration of Investments held outside of the United States and the appointment of Eligible Foreign Custodians” under the provisions of Rule 17f-5 of the 1940 Act.

“Dividend and Transfer Agent” shall mean the dividend and transfer agent appointed, from time to time, pursuant to a written agreement between the dividend and transfer agent and the Company.

“FINRA” means the Financial Industry Regulatory Authority.

“Foreign Financial Regulatory Authority” shall have the meaning given by Section 2(a)(50) of the 1940 Act.

“Fund(s)” shall mean each series of the Company listed in Appendix B and any additional series added pursuant to Written Instructions. A series is individually referred to as a "Fund" and collectively referred to as the "Funds."

“Instruction(s)” shall mean Oral Instructions or Written Instructions. Instructions may be continuing Written Instructions when deemed appropriate by both parties.

“Investment(s)” shall mean any investment asset of the Company and/or a Fund, including without limitation, Money Market Securities and Securities.

“Money Market Security” shall mean debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase agreements and reverse repurchase agreements with respect to the same), and time deposits of domestic banks and thrift institutions whose deposits are insured by the Federal Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase and sale, all of which mature in not more than thirteen (13) months.

“Officer” shall mean the Chairman, President, Secretary, Treasurer, any Vice President, Assistant Secretary or Assistant Treasurer of the Company.

“Oral Instructions” shall mean Instructions orally transmitted to and received by the Custodian from an Authorized Person (or from a person that the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions in such a manner that such Written Instructions are received by the Custodian on the Business Day in accordance with Section 4 herein immediately following receipt of such Oral Instructions, provided, however, The Company agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions authorized by such Oral Instructions.

“Prospectus” shall mean with respect to each Fund, the Fund’s then currently effective prospectus and Statement of Additional Information, as filed with the Securities and Exchange Commission.

“SEC” shall mean the Securities and Exchange Commission of the United States.

“Security or Securities” shall mean Money Market Securities, common stock, preferred stock, options, financial futures, bonds, notes, debentures, corporate debt securities, mortgages, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations and any certificates, receipts, warrants, or other instruments or documents representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interest therein, or any similar property or assets, including securities of any registered [or unregistered] investment company, [collective investment scheme, commodity pool or other pooled investment vehicle] that the Custodian has the facilities to clear and to service.

“Securities Depository” shall mean a central or book entry system or clearing agency established under Applicable Law for purposes of recording the ownership, transfer, and/or entitlement to investment securities for a given market.

“Sub-custodian(s)” shall mean each Sub-custodian appointed by the Custodian pursuant to Section 8 of this Agreement, but shall not include Securities Depositories.

“Written Instructions” means communications in writing actually received by the Custodian from an Authorized Person in accordance with Section 4. A communication in writing includes a communication by facsimile, telex or between electro-mechanical or electronic devices as set forth in Section 4 (where the use of such devices have been approved by resolution of the Board of Trustees and the resolution is certified by an Officer and delivered to the Custodian). All written communications shall be directed to the Custodian, attention: Institutional Trust Custody Group.

1.           Appointment of the Custodian; Acceptance. The Company hereby designates, constitutes, and appoints the Custodian as custodian and its foreign custody manager for all Investments and cash owned by each Fund at any time during the term of this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the duties thereof as provided in this Agreement.

2.           Furnishing of Documents; and Representations and Warranties of the Company.

2.1        Documentation. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement, to the Custodian by the Company:

1)	A copy of the Declaration of Trust of the Company certified by the Secretary.

2)	A copy of the By-Laws of the Company certified by the Secretary.

3)	A copy of the resolution of the Board of Trustees of the Company appointing the Custodian, certified by the Secretary.

4)	A copy of the then current Prospectuses.

5)	A Certificate of the President and Secretary of the Company setting forth the names and signatures of all Authorized Persons.

In addition, the Company agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent.

2.2          Representations and Warranties of Company: The Company makes the following representations and warranties to the Custodian:

2.2.1        The obligations of the Company set forth in this Agreement have been authorized by the Company’s Board of Trustees, acting as such Trustees for and on behalf of the Company, pursuant to the authority vested in them under the laws of the State of its formation, the Declaration of Trust and the By-Laws of the Company, provided, however, that this Agreement has been executed by Officers of the Company as officers, and not individually, and the obligations contained herein are not binding upon any of the Trustees, Officers, agents or holders of shares, personally, but bind only the Company and then only to the extent of the assets of the Company.

2.2.2        Appendix A sets forth the names and the signatures of all Authorized Persons as of this date, as certified by the Company. The Company agrees to furnish to the Custodian a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Instructions or signatures of the then current Authorized Persons as set forth in the last delivered Appendix A.

2.2.3        The Company hereby represents and warranties that it is duly organized under the laws of the State of Ohio registered as an open-end investment company under the 1940 Act and that this Agreement to the best of Company’s knowledge, does not violate any Applicable Law or any constitutive document, agreement, judgment, order or decree to which the Company is a party or by which it is bound, including without limitation any agreement in effect pertaining to the assets which may be maintained under this Agreement.

2.2.4        By providing a Written Instruction with respect to an acquisition of an Investment in a jurisdiction other than the United States of America, the Company shall be deemed to have confirmed to the Custodian that the Company has (i) assessed and accepted all material Country or Sovereign Risks and accepted responsibility for their occurrence, (ii) made all determinations required to be made by the Company under Applicable Law, and (iii) appropriately and adequately disclosed to all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.

2.2.5        By providing a Written Instruction in respect of an Investment (which Written Instruction may relate to among other things, the execution of trades), the Company hereby (i) authorizes the Custodian to complete such documentation as may be reasonably required or appropriate for the execution of the Written Instruction, and agrees to be contractually bound to the terms of such documentation “as is” without recourse against Custodian; (ii) represents, warrants and covenants that the Company has accepted and agreed to comply with all Applicable Law, terms and conditions to which the Company and/or the Company’s Investment may be bound, including without limitation, requirements imposed by the Investment prospectus or offering circular, subscription agreement, any application or other documentation relating to an Investment (e.g., compliance with suitability requirements and eligibility restrictions); (iii) acknowledges and agrees that the Custodian will not be responsible for the accuracy of any information provided to Custodian by or on behalf of the Company, or for any underlying commitment or obligation inherent to an Investment; (iv) represents, warrants and covenants that the Company will not effect any sale, transfer or disposition of Investment(s) held in the Custodian’s name by any means other than the issuance of an Written Instructions by the Company to the Custodian; (v) acknowledges that collective investment schemes (and/or their agent(s)) in which the Company invests may pay to the Custodian certain fees (including without limitation, shareholder servicing and/or trailer fees) in respect of the Company’s investments in such schemes; (vi) represents, warrants and covenants that the Company will provide the Custodian with such information as is necessary or appropriate to enable Custodian’s performance pursuant to an Instruction or under this Agreement; and (vii) represents that unless otherwise disclosed to the Custodian in writing, that the Company is not a “Plan” (which term includes (1) employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the US Internal Revenue Code of 1986, as amended (the “Code”), (2) plans, individual retirement accounts and other arrangements that are subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (3) entities the underlying assets of which are considered to include “plan assets” of such plans, accounts and arrangements), or an entity purchasing shares on behalf of, or with the “plan assets” of, a Plan.

3.           Representations and Warranties of the Custodian.

3.1         The Custodian hereby represents and warrants that it is a national bank duly organized under the laws of the United States of America and that this Agreement has been duly executed by the Custodian and to the best of the Custodian’s knowledge will not violate any Applicable Law or any agreement, instrument judgment order or decree which the Custodian is a party or to which it is bound.

4.           Instructions.

4.1        Authorized Persons. The Custodian may treat any Authorized Person as having full authority of the Company to issue Instructions hereunder The Custodian shall be entitled to rely upon the authority of any Authorized Persons until it receives appropriate written notice from the Company to the contrary.

4.2        Form of Instruction. Each Instruction, other than Oral Instructions, shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Company from time to time unless the Company shall elect to transmit such Written Instruction in accordance with Subsections (a) through (c) of this Section.

4.2.1        Written Instructions. Written Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

4.2.2        Custodian Designated Secured-Transmission Method. Written Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Company or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian and/or its Sub-custodian(s), it being understood that such acknowledgment shall authorize the Custodian to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Authorized Person.

4.2.3        Other Forms of Instruction. Instructions may also be transmitted by another means determined by the Company or Authorized Persons and acknowledged and accepted by the Custodian and/or its Sub-custodian(s) (subject to the same limits as to acknowledgements as are contained in Subsection (b), above) including Oral Instructions, and Instructions by SWIFT or telefax (whether tested or untested).

When an Instruction is given by means established under Subsections (a) through (c), it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but the Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. If Oral Instructions are transmitted to and received by the Custodian from an Authorized Person, the Custodian may act on any such instructions which it reasonably and in good faith believes is such an Authorized Person. Oral Instructions shall be binding upon the Custodian only if and when the Custodian takes action with respect thereto. Oral Instructions shall be confirmed by Written Instructions not later than the Business Day immediately following receipt of such Oral Instructions in the manner set forth herein, provided, however, The Company agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Company. The Company agrees that the Custodian shall incur no liability to the Company for acting upon Oral Instructions given to the Custodian hereunder concerning such transactions. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax instructions. The provisions of Section 4A of the Uniform Commercial Code shall apply to funds transfers performed in accordance with Instructions.

4.3          Completeness and Contents of Instructions. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in Investments and upon any delivery and transfer of any Investment or moneys, the person initiating the Instruction shall give the Custodian an Instruction with appropriate detail. If the Custodian determines that an Instruction is either unclear or incomplete, the Custodian may give prompt notice of such determination to the Company, and the Company shall thereupon amend or otherwise reform the Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

4.4          Timeliness of Instructions. In giving an Instruction, the Company shall take into consideration delays which may occur due to the involvement of a Sub-custodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Company.

5.           Purchase and Sale of Investments.

5.1          Delivery of Investments. During the term of this Agreement, the Company will deliver or cause to be delivered to the Custodian all Investments to be held by the Custodian for the account of any Fund. The Custodian will not have any duties or responsibilities with respect to such Investments until actually received by the Custodian. The Custodian is hereby authorized by the Company, acting on behalf of a Fund, to actually deposit any assets of the Fund in the Book-Entry System or in a Securities Depository, provided, however, that the Custodian shall be accountable to the Company for the assets of the Fund so deposited. Assets deposited in the Book-Entry System or the Security Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity. As and when received, the Custodian shall deposit to the account(s) of a Fund any and all payments for Shares of that Fund issued or sold from time to time as they are received from the Company’s distributor or Dividend and Transfer Agent or from the Company itself. The Custodian shall not be responsible for any Securities, moneys or other assets of any Fund until actually received.

5.1.1      Purchase of Investments. Promptly after each purchase of Investments by the Company, the Company shall deliver to the Custodian (i) with respect to each purchase of Investments which are not Money Market Securities, Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Oral or Written Instructions, specifying with respect to each such purchase the:

(a)	Name of the issuer and the title of the securities;

(b)	Number of shares, principal amount purchased (and accrued interest, if any) or other units purchased;

(i)	Date of purchase and settlement;

(ii)	Purchase price per unit;

(iii)	Total amount payable;

(iv)	Name of the person from whom, or the broker through which, the purchase was made;

(v)	Name of the person to whom such amount is payable; and

(vi)	Name of the Fund for which the purchase was made.

The Custodian shall, against receipt of Investments purchased by or for the Company, pay out of the moneys held for the account of such Fund the total amount specified in the Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Investments for a Fund, if in the relevant Fund custody account there is insufficient cash available to the Fund for which such purchase was made. With respect to any repurchase agreement transaction for the Funds, the Custodian shall assure that the collateral reflected on the transaction advice is received by the Custodian.

5.2          Sale of Investments. Promptly after each sale of Investments by a Fund, the Company shall deliver to the Custodian (i) with respect to each sale of Investments which are not Money Market Securities, Written Instructions, and (ii) with respect to each sale of Money Market Securities, Oral or Written Instructions, specifying with respect to each such sale the:

1)	Name of the issuer and the title of the Investments;

2)	Number of shares, principal amount sold (and accrued interest, if any) or other units sold;

3)	Date of sale and settlement;

4)	Sale price per unit;

5)	Total amount receivable;

6)	Name of the person to whom, or the broker through which, the sale was made,

7)	Name of the person to whom such Investments are to be delivered, and

8)	Fund for which the sale was made;

The Custodian shall deliver the Investments against receipt of the total amount specified in the Instructions.

5.3          Delivery Versus Payment for Purchases and Sales. Purchases and sales of Investments effected by Custodian will be made on a delivery versus payment basis in accordance with generally accepted trade practices, or the terms of the instrument representing such Investment. The Custodian may, in its sole discretion, upon receipt of Written Instructions, elect to settle a purchase or sale transaction in some other manner, but only upon receipt of acceptable indemnification from the Fund.

5.4          Payment on Settlement Date. On contractual settlement date, the account of the Fund will be charged for all purchased Investments settling on that day, regardless of whether or not delivery is made. Likewise, on contractual settlement date, proceeds from the sale of Investments settling that day will be credited to the account of Fund, irrespective of delivery. Exceptions to contractual settlement on purchases and sales, that will continue to settle delivery versus payment, include real estate, venture capital, international trades, open-ended mutual funds, [interest in unregistered funds or other unregistered collective investment vehicles], non standard depository settlements and in-kind trades.

5.5          Segregated Accounts. The Custodian shall, upon receipt of Written Instructions so directing it, establish and maintain a segregated account or accounts for and on behalf of a Fund. Cash and/or Investments may be transferred into such account or accounts for specific purposes, to-wit:

1)	In accordance with the provision of any agreement among the Company, the Custodian, and a broker-dealer registered under the 1934 Act, and also a member of the FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, the Commodity Futures Trading Commission, any registered contract market, or any similar organization or organizations requiring escrow or other similar arrangements in connection with transactions by the Fund;

2)	For purposes of segregating cash or Investments in connection with options purchased, sold, or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund;

3)	For the purpose of compliance by the Fund with the procedures required for reverse repurchase agreements, firm commitment agreements, standby commitment agreements, short sales, or any other securities by 1940 Act Release No. 10666, or any subsequent release or releases or rule of the SEC relating to the maintenance of segregated accounts by registered investment companies;

4)	For the purpose of segregating collateral for loans of Investments made by the Fund; and

5)	For other proper corporate purposes, but only upon receipt of, in addition to Instructions, a copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purposes of such segregated account.

Each segregated account established hereunder shall be established and maintained for a single Fund only. All Instructions relating to a segregated account shall specify the Fund involved.

5.6           Advances for Settlement. Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Instructions to settle the purchase of any Investments on behalf of a Fund unless there is sufficient cash in the account(s) pertaining to such Fund at the time or to settle the sale of any Investments from such an account(s) unless such Investments are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Investments exceeds the amount of cash in the account(s) at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Investments. The amount of any such advance shall be deemed a loan from the Custodian to the Company payable on demand and bearing interest accruing from the date such loan is made up to but not including the date such loan is repaid at the rate per annum customarily charged by the Custodian on similar loans.

5.7           Safekeeping of Company Assets. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Sub-custodians, or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian or its Sub-custodians. The Custodian shall hold Investments for the account of the Company and shall segregate Investments from assets belonging to the Custodian and shall cause its Sub-custodians to segregate Investments from assets belonging to the Sub-custodian in an account held for the Company or in an account maintained by the Sub-custodian generally for non-proprietary assets of the Custodian. In the event of a loss of a Security for which loss the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Security, or in the event that such replacement cannot be effected, the Custodian shall pay to the Company the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or, such other lesser amount as shall be agreed by the parties.

6.           Administrative Duties Custodian.

6.1           Duties. Custodian shall perform the following administrative duties with respect to and in connection with Investments of the Company.

6.1.1      Segregation of Non-Cash Assets; Use of Securities Depositories. All Investments and non-cash property held by the Custodian for the account of a Fund (other than Investments maintained in a Securities Depository or Book-entry System) shall be physically segregated from other Investments and non-cash property in the possession of the Custodian (including the Investments and non-cash property of the other Funds) and shall be identified as subject to this Agreement. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Sub-custodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Sub-custodian, as the case may be, and (b) in an account for the Company or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Securities Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Sub-custodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Sub-custodian or other agent shall as appropriate segregate such Investments for the benefit of the Company from the assets held for the benefit of clients of the Custodian’s generally on its own books.

6.1.2      Securities in Bearer and Registered Form. All Investments held which are issued or issuable only in bearer form, shall be held by the Custodian in that form; all other Investments held for a Fund may be registered in the name of the Custodian, any sub-custodian appointed in accordance with this Agreement, or the nominee of any of them. The Company agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold, or deliver in proper form for transfer, any Investments that it may hold for the account of any Fund and which may, from time to time, be registered in the name of a Fund. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Sub-custodian or agent of the Custodian or a Sub-custodian; or (c) in an account maintained by the Custodian, Sub-custodian or agent at a Securities Depository, all in accordance with customary market practice in the jurisdiction in which any Investments are held. Investments which are registered may be registered in the name of the Custodian, a Sub-custodian, or in the name of the Company or a nominee for any of the foregoing, and may be held in any manner set forth in this Section 6 with or without any identification of fiduciary capacity in such registration. Investments which are represented by book-entry may be so held in an account maintained by the book-entry agent on behalf of the Custodian, a Sub-custodian, an Agent of the Custodian, or a Securities Depository.

6.1.3      Contractual Obligations and Similar Investments. From time to time, a Fund’s assets may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by Book-entry Agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund's account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Written Instruction. The Custodian shall have no responsibility for agreements running to the Company as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Written Instruction, to include such arrangements in reports made to the Company.

6.1.4      Duties of Custodian as to Securities. Unless otherwise instructed by the Company, with respect to all Investments held for the Company, the Custodian shall:

(a)        Collect all income due and payable with respect to such Investments;

(b)        Present for payment and collect amounts payable upon all Investments which may mature or be called, redeemed, or retired, or otherwise become payable;

(c)        Surrender interim receipts or Investments in temporary form for Securities in definitive form; and

(d)        Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect.

6.1.5      Certain Actions Upon Written Instructions. Upon receipt of a Written Instructions and not otherwise, the Custodian shall:

(a)        Execute and deliver to such persons as may be designated in such Written Instructions proxies, consents, authorizations, and any other instruments whereby the authority of the Company as beneficial owner of any Investments may be exercised;

(b)        Deliver any Investments in exchange for other Investments or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, or recapitalization of any corporation, or the exercise of any conversion privilege;

(c)        Deliver any Investments to any protective committee, reorganization committee, or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

(d)        Make such transfers or exchanges of the assets of any Fund and take such other steps as shall be stated in the Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Company; and

(e)        Deliver any Securities held for any Fund to the depository agent for tender or other similar offers.

6.1.6      Custodian to Deliver Proxy Materials. The Custodian shall promptly deliver to the Company all notices, proxy materials and proxy ballots pertaining to shareholder meetings related to Securities held by any Fund. The Custodian shall not vote or authorize the voting of any proxy ballots related to any Fund’s Investments or give any consent, waiver or approval with respect thereto unless so directed by Written Instructions.

6.1.7      Custodian to Deliver Tender Offer Information. The Custodian shall promptly deliver to the Company all information received by the Custodian and pertaining to Securities held by any Fund with respect to tender or exchange offers, calls for redemption or purchase, expiration of rights or similar transactions. If the Company desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Company shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Company will provide or cause to be provided to the Custodian all relevant information for any Investment which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

6.1.8      Custodian to Deliver Security and Transaction Information. On each Business Day that the Federal Reserve Bank is open, the Custodian shall furnish the Company with a detailed statement of monies held for the Fund under this Agreement and with confirmations and a summary of all transfers to or from the account of the Fund. At least monthly and from time to time, the Custodian shall furnish the Company with a detailed statement of the Securities held for the Fund under this Agreement. Where Securities are transferred to the account of the Fund without physical delivery, the Custodian shall also identify as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. With respect to information provided by this section, it shall not be necessary for the Custodian to provide formal Notice as described below. It shall be sufficient to communicate by such means as shall be mutually agreeable to the Company and the Custodian.

6.2          Ownership Certificates and Disclosure of the Custodian's Interest. The Custodian is hereby authorized to execute on behalf of the Company ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Company with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

6.3          Distribution of Assets. The Company shall furnish to the Custodian a copy of the resolution of the Board of Trustees of the Company, certified by the Company's Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of Shares of any Fund of the Company, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date, or (ii) authorizing the declaration of dividends and distributions in respect of Shares of a Fund on a daily basis and authorizing the Custodian to rely on Written Instructions setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date. On the payment date specified in the resolution or Written Instructions described above, the Custodian shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.

6.3.1     Segregation of Redemption Proceeds. Upon receipt of Written Instructions so directing it, the Custodian shall segregate amounts necessary for the payment of redemption proceeds to be made by the Dividend and Transfer Agent from moneys held for the account of the Fund so that they are available for such payment.

6.3.2     Disbursements of Custodian. Upon receipt of a Written Instruction directing payment and setting forth the name and address of the person to whom such payment is to be made, the amount of such payment, the name of the Fund from which payment is to be made, and the purpose for which payment is to be made, the Custodian shall disburse amounts as and when directed from the assets of that Fund. The Custodian is authorized to rely on such directions and shall be under no obligation to inquire as to the propriety of such directions.

6.3.3     Payment of Custodian Fees. Upon receipt of Written Instructions directing payment, the Custodian shall disburse moneys from the assets of the Company in payment of the Custodian's fees and expenses as provided in this Agreement.

6.3.4     Sufficient Funds for Payment. The Custodian shall not be under any obligation to pay out moneys to cover any of the foregoing payments if in the relevant Fund account there is insufficient cash available to the Fund for which such payment is to be made.

6.4         Other Dealings. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of Investments, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom the payment or delivery is made.

6.5         Nondiscretionary Details. The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction.

7.           Cash Accounts, Deposits, Money Movements, & Company Borrowings.

7.1         Cash Deposits. During the term of this Agreement, the Company will deliver or cause to be delivered to the Custodian all moneys to be held by the Custodian for the account of any Fund. Subject to the terms and conditions set forth in this Section 7, the Company hereby authorizes the Custodian to open and maintain, with itself or with Sub-custodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Company maintains Investments or in such other currencies as the Company shall from time to time request by Written Instruction. Notwithstanding anything in this Agreement to contrary effect, the Company shall be liable as principal for any overdrafts occurring in any cash accounts. Custodian shall be entitled to reverse any deposits made on the Company's or any Fund’s behalf where such deposits have been entered and moneys are not finally collected within 20 days of the making of such entry.

7.1.1      Types of Accounts. Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of the Company, coupled with the name of such Fund. Custodian shall hold all cash received by it for the account of the Company or any Fund in accordance with Rule 17f-3 under the 1940 Act. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in this Agreement. Cash accounts opened on the books of a Sub-custodian may be opened in the name of the Company or the Sub-custodian or in the name of its Sub-custodian for its customers generally (Agency Accounts). Such deposits shall be obligations of the Sub-custodian, and shall be treated as an Investment of the Company. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not be liable for their repayment in the event such Sub-custodian by reason of its bankruptcy, insolvency or otherwise, fails to make repayment through no fault of the Custodian.

7.1.2      Administrative Accounts. In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Company, and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes, each on behalf of the Company. Each such account shall be subject to the terms and conditions of this Agreement and the Company shall be liable for the satisfaction of its own obligations in connection with each such account.

7.2          Payments and Credits with Respect to the Cash Accounts. The Custodian shall make payments from or deposits to any of the cash accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to Investments, and otherwise in accordance with Instructions. The Custodian and its Sub-custodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account or any other Fund account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian or its Sub-custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Sub-custodian, all deposits shall be payable only at the branch of the Custodian or Sub-custodian where the deposit is made or carried.

7.3          Currency and Related Risks. The Company bears risks of holding or transacting in any currency, including any mark to market exposure associated with a foreign exchange transaction undertaken with or through the Custodian. Neither the Custodian nor any Sub-custodian shall be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian or any Sub-custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Sub-custodian shall be required to repay any deposit made at a foreign branch of either the Custodian or any Sub-custodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Sub-custodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Company shall be for the account of the Company.

7.4           Foreign Exchange Transactions. The Custodian shall, subject to the terms of this Section 7.4, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Company with such currency brokers or banking institutions, including Sub-custodians, as the Company may direct pursuant to Instructions. The obligations of the Custodian in respect of all foreign exchange transactions shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

7.4.1      Third Party Foreign Exchange Transactions. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Company on the same basis, if any, that it performs duties as agent for the Company with respect to any other of the Company’s investments. Accordingly, the Custodian shall only be responsible for delivering or receiving currency on behalf of the Company in respect of such contracts pursuant to Written Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Sub-custodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Written Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, (c) may, in connection with cash payments made to third party currency broker/dealers for settlement of the Company’s foreign exchange spot or forward transactions, foreign exchange swap transactions and similar foreign exchange transactions, process settlements using the banking facilities selected by the Custodian from time to time according to such banking facilities standard terms, and (d) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Company accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Company shall be responsible for any and all costs and interest charges which may be incurred by the Company or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange. Company shall be responsible for any and all costs, expenses, charges or shortfalls which may be incurred as a result of any foreign exchange transaction performed in connection with any Advance or payment of any interest or dividend credited to the account of a Fund or the reversal thereof.

7.5          Delays. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Company: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Sub-custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian's own negligence or willful misconduct.

7.6          Advances. With respect to any advances of cash made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any Business Day, such advance shall be repayable immediately upon demand made by the Custodian at any time. The Custodian may, in its sole discretion, charge interest accruing from the date of such overdraft to but not including the date of such repayment at the rate per annum customarily charged by the Custodian on similar overdrafts. In addition, the Custodian shall have an automatically perfected statutory security interest in any Investments purchased with any such unpaid Advance pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of Ohio from time to time and that the Custodian may take any further actions that the Custodian may reasonably require to collect such unpaid Advance. In addition, for purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to the Company's obligations to the Custodian for any unpaid Advances, and balances in such Principal Accounts shall be available for satisfaction of the Company's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

7.7          Borrowings. In connection with any borrowings by the Company, the Company will cause to be delivered to the Custodian by a bank or broker requiring securities as collateral for such borrowings (including the Custodian if the borrowing is from the Custodian), a notice or undertaking in the form currently employed by such bank or broker setting forth the amount of collateral. The Company shall promptly deliver to the Custodian Written Instructions specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note duly endorsed by the Company, or a loan agreement, (c) the date, and time if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Company on the borrowing date, and (f) the description of the securities securing the loan, including the name of the issuer, the title and the number of shares or other units or the principal amount. The Custodian shall deliver or segregate or otherwise identify on its books on the borrowing date specified in the Written Instructions the required collateral against the lender's delivery of the total loan amount then payable, provided that the same conforms to that which is described in the Written Instructions. The Custodian shall deliver or segregate or otherwise identify on its books, in the manner directed by the Company, such securities as additional collateral, as may be specified in Written Instructions, to secure further any borrowing transaction. The Company shall cause all securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it.

8.           Domestic and Foreign Sub-custodians; Securities Depositories. Subject to the provisions hereinafter set forth in this Section 8, the Company hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Company and the Fund(s) and to appoint from time to time (and at any time remove) and to utilize agents (Agents) and sub-custodians (“Sub-custodians”) to carry out some or all of the duties and obligations of the Custodian under this Agreement provided, however, that the appointment of such agents and Sub-custodians shall not relieve the Custodian of its administrative obligations under this Agreement. The list of the Custodian’s current Agents and Sub-custodians is attached hereto on Appendix C. With respect to securities and cash held by a Sub-custodian, either directly or indirectly (including by a Securities Depository), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and Clearing Corporations, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Written Instructions. The Funds shall reimburse the Custodian for all costs incurred by the Custodian in connection with opening accounts with any such Agents or Sub-custodians. Upon request, the Custodian shall promptly forward to the Company any documents it receives from any Agent or Sub-custodian appointed hereunder which may assist the Board of Trustees of registered investment companies to fulfill their responsibilities under Rule 17f-5 under the 1940 Act.

8.1          Domestic Sub-custodians and Securities Depositories. The Custodian may deposit and/or maintain, either directly or through one or more Agents appointed by the Custodian, Investments of the Company or its Funds in any Securities Depository in the United States, including The Depository Trust Company, provided such Securities Depository meets applicable requirements of the Federal Reserve Bank or of the SEC. The Custodian may, at any time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of the Company or the Funds as a Sub-custodian for purposes of holding Investments of the Company in the United States.

8.2          Foreign Sub-custodians and Securities Depositories. Unless instructed otherwise by the Company, the Custodian may deposit and/or maintain non-U.S. Investments of the Company or its Funds in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or which by order of the SEC is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of Section 8.4 below, the Custodian shall have prepared or obtained from an Agent or Sub-custodian an assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with Section 8.5. Additionally, the Custodian may, from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an “eligible foreign custodian” under Rule 17f-5 under the 1940 Act or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Company or its Funds as a Sub-custodian for purposes of holding Investments of the Company and/or its Funds outside the United States. Such appointment shall be subject to the Custodian and the “eligible foreign custodian” entering into a Rule 17f-5 Delegation Schedule attached as Appendix E to this Agreement.

8.3         Review of Sub-custodians. From time to time, the Custodian may agree to perform certain reviews of Sub-custodians at the Company’s request. In such event, the Custodian's duties and obligations with respect to this review will be performed in accordance with the terms of the Rule 17f-5 Delegation Schedule, attached as Appendix E, to this Agreement.

8.4          Approval of Foreign Sub-custodians. Unless and except to the extent that the Company has requested and the Custodian has accepted delegation of the appointment of Sub-custodians, the Custodian shall, prior to the appointment of any Sub-custodian for purposes of holding Investments of the Company or its Funds outside the United States, obtain written confirmation of the approval of the Company with respect to the identity of such Sub-custodian, such approval to be signed by an Authorized Person. A Written Instruction to open an account in a given country shall comprise authorization by the Company for the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Sub-custodian shall not be required to make independent inquiry as to the authorization of the Company or its Fund to invest in such country.

8.5          Monitoring and Risk Assessment of Securities Depositories. Prior to the placement of any assets of the Company or its Funds with a non-U.S. Securities Depository, the Custodian: (a) shall provide to the Company an assessment of the custody risks associated with maintaining assets within such Securities Depository; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Company of any material changes in such risk. In performing its duties under this subsection, the Custodian shall use reasonable care and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Sub-custodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant foreign financial regulatory authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care. The risk assessment shall be provided to the Company by such means as the Custodian shall reasonably establish. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Company and the Custodian.

8.6          Responsibility for Sub-custodians. Except as provided in the last sentence of this Section 8.6, the Custodian shall be liable to the Company for any loss or damage to the Company caused by or resulting from the acts or omissions of any Sub-custodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct in accordance with the terms of the relevant Sub-custodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred. The liability of the Custodian in respect of the countries and Sub-custodians so designated by the Custodian, from time to time shall be subject to the additional condition that the Custodian actually recovers such loss or damage from the Sub-custodian.

8.7          New Countries. The Company shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Sub-custodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a sub-custodial arrangement in accordance herewith. In the event the Custodian is unable to establish such arrangements prior to the time the Investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping Agent, and the use of such local safekeeping Agent shall be at the sole risk of the Company, and accordingly the Custodian shall be responsible to the Company for the actions of the Agent if and only to the extent the Custodian shall have recovered from the Agent for any damages caused the Company by the Agent.

9.           Responsibility of the Custodian.

9.1          Limitations on Liability of the Custodian. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its negligence or willful misconduct. The Company, on behalf of the Fund and only from assets of the Fund (or insurance purchased by the Company with respect to its liabilities on behalf of the Fund hereunder), shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Company's duties hereunder or any other action or inaction of the Company or its Trustees, officers, employees or agents, except such as may arise from the negligent action, negligent omission, willful misconduct or any breach of this Agreement by the Custodian, its directors, officers, employees or agents, provided, however, the Company shall not in any event be liable for any special, incidental, consequential, or punitive damages. The Custodian shall defend, indemnify and hold harmless the Company and its trustees, officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from actual losses, claims, damages, costs, expenses and liabilities asserted against, imposed upon or incurred by the Company resulting from any negligent action taken or omission or willful misconduct by the Custodian in accordance with the terms of this Agreement, or a material breach of any of the Custodian’s duties as specifically set forth in this Agreement, except such as may arise from the negligent action, omission or willful misconduct of the Company, its trustees, officers, employees, or agents, provided, further, however, that the Custodian shall not in any event be liable for any special, incidental, consequential, or punitive damages. The Custodian may, with respect to questions of law apply for and obtain the advice and opinion of counsel to the Company at the expense of the Fund, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel to the Company, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with advice or opinion of its counsel, unless counsel to the Fund shall, within a reasonable time after being notified of legal advice received by the Custodian, have a differing interpretation of such question of law. The Custodian shall be liable to the Company for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees, agents, nominees or Sub-Custodians, but not for any special, incidental, consequential, or punitive damages; provided, however, that nothing contained herein shall preclude recovery by the Company, on behalf of the Fund, of principal and of interest to the date of recovery on Investments incorrectly omitted from the Fund’s account or penalties imposed on the Company, in connection with the Fund, for any failures to deliver Securities. In any case in which one party hereto may be asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification, and in the event the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party and the Indemnifying Party will so notify the Indemnified Party and thereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnifying Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph, except the reasonable expenses of any additional counsel retained by the Indemnified Party. In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent). The provisions of this Section 9.1 shall survive the termination of this Agreement.

9.2          Specific Actions Not Required by the Custodian. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

1)	The validity of the issue of any Securities purchased by or for the account of the Company, the legality of the purchase thereof, or the propriety of the amount paid therefor;

2)	The legality of the sale of any Securities by or for the account of the Company, or the propriety of the amount for which the same are sold;

3)	The legality of the issue or sale of any Shares of any Fund, or the sufficiency of the amount to be received therefor;

4)	The legality of the redemption of any Shares of any Fund, or the propriety of the amount to be paid therefor;

5)	The legality of the declaration or payment of any dividend by Company in respect of Shares of any Fund;

6)	The legality of any borrowing by Company or any Fund, using Securities as collateral;

7)	Whether the Company is in compliance with the 1940 Act or the regulations thereunder; the provisions of the Company’s declaration of trust, certificate of incorporation, by-laws, or other constitutive document; Applicable Law; or any directives by the trustees, directors or shareholders of the Company, or its investment objectives and policies as then in effect.

9.3         Limitations of Performance. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss, claim, or damage in association with such failure to perform, for or in consequence of the following causes:

9.3.1      Force Majeure. Any circumstance or event which is beyond the reasonable control of the Custodian, a Sub-custodian or any agent of the Custodian or a Sub-custodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Sub-custodian of its obligations under its sub-custody agreement or by any other agent of the Custodian or the Sub-custodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water or wind damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Country or Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Country or Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Country or Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

9.3.2      Country Risk. With respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

9.3.3      Sovereign Risk. In respect of any jurisdiction, including the United States of America, where an Investment is acquired or held hereunder or under a sub-custody agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investment or cash deposit by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Investments or cash deposits, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced.

9.3.4      Failure of Third Parties. The failure of any third party including: (a) any issuer of Investments or Book-entry Agent or other agent of an issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an investment adviser or other Agent of the Company; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

9.3.5      Information Sources. Reliance by the Custodian upon or inaccuracies in information received from issuers of Investments or agents of such issuers, information received from the Sub-custodians and from other commercially reasonable sources provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

9.3.6      Reliance on Instruction. Action by the Custodian or the Sub-custodian in accordance with an Instruction.

9.3.7      Restricted Securities. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Company.

9.4          No Duty to Collect Amounts Due From Dividend and Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Company from any Dividend and Transfer Agent of the Company nor to take any action to effect payment or distribution by any Dividend and Transfer Agent of the Company of any amount paid by the Custodian to any Dividend and Transfer Agent of the Company in accordance with this Agreement.

9.5          No Enforcement Actions. Notwithstanding anything to the contrary in this Agreement, the Custodian shall not be under any duty or obligation to take action, by legal means or otherwise, to effect collection of any amount, if the Investment upon which such amount is payable is/are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction (including prepayment thereof) of reimbursement of its costs and expenses in connection with any such action.

9.6          No Duty to Supervise Investments. The Custodian shall not be under any duty or obligation to ascertain whether any Investments at any time delivered to or held by it for the account of the Company are such as properly may be held by the Company under the provisions of the Company’s declaration of trust and the Company’s By-laws.

9.7          Compensation of the Custodian. The Custodian shall be entitled to receive and the Company agrees to pay to the Custodian, for the Fund's account from the Fund's assets only, such compensation as shall be determined pursuant to Appendix D attached hereto, or as shall be determined pursuant to amendments to Appendix D as approved by the Custodian and the Company. The Custodian shall be entitled to charge against any money held by it for the accounts of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement as determined by agreement of the Custodian and the Company or by the final order of any court or arbitrator having jurisdiction and as to which all rights of appeal shall have expired. The expenses which the Custodian may charge against the account of a Fund include, but are not limited to, the expenses of agents or the Sub-Custodians incurred in settling transactions involving the purchase and sale of Investments of the Fund.

10.          Reports and Records.

10.1        Provision of Records to Company. The Custodian shall:

10.1.1    Internal Accounting and Control Systems. Make available to the Company and shall send to the Company any report received on the systems of internal accounting control of the Custodian or its Agents or Sub-custodians as the Company may reasonably request from time to time, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally.

10.1.2    Books and Records Generally. Make available to the Company, its auditors, agents and employees, upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to its obligations under this Agreement. Without limiting the generality of the foregoing, the Custodian shall set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder and those records are the property of the Company, (ii) preserve for the periods prescribed by applicable Federal statute or regulation all records required to be so preserved. All such books and records shall be available, upon request, for inspection by duly authorized officers, employees or agents of the Company and employees of the SEC.

10.1.3    Assistance to the Company. Take all reasonable action, that the Company may from time to time request, to assist the Company in obtaining favorable opinions from the Company's independent accountants, with respect to the Custodian's activities hereunder, in connection with the preparation of the Fund's Form N- 1A, Form N-SAR, or other reports to the SEC.

10.2        The Company shall examine all records, however produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless the Company delivers written notice of any such discrepancy or error within a reasonable time after its receipt thereof, such records shall be deemed to be true and accurate.

10.3        No Management of Assets by the Custodian. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities or other assets from time to time owned by any Fund. The Custodian is not a selling agent for Shares of any Fund and performance of its duties as custodian shall not be deemed to be a recommendation to any Fund's depositors or others of Shares of the Fund as an investment. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

11.         Miscellaneous.

11.1        Powers of Attorney, etc. The Company will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Sub-custodian to provide, custody services under this Agreement.

11.2        Entire Agreement. This Agreement and the exhibits and/or other schedules attached hereto, including the Rule 17f-5 Delegation Schedule, constitutes the entire agreement between the Company and the Custodian and supersedes any other oral or written agreements heretofore in effect between the Company and the Custodian with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by an instrument in writing signed by the party against which enforcement of the amendment or termination is sought, provided, however, that an Written Instruction shall, whether or not such Written Instruction shall constitute a waiver, amendment or modification for purposes hereof, be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith.

11.3        Binding Effect; Assignment. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company or by the Custodian, and no attempted assignment by the Company or the Custodian shall be effective without the written consent of the other party hereto. Each party agrees that only the parties to this agreement and /or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no client of the Company or other third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

11.4        GOVERNING LAW, JURISDICTION AND VENUE; JURY WAIVER. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF OHIO, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT AND EACH PARTY BY ITS EXECUTION OF THIS AGREEMENT IRREVOCABLY (I) SUBMITS TO SUCH JURISDICTION AND (II) CONSENTS TO THE SERVICE OF ANY PROCESS OR PLEADINGS BY FIRST CLASS U.S. MAIL, POSTAGE PREPAID AND RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS FORM TIME TO TIME AUTHORIZED BY THE LAWS OF SUCH JURISDICTION. FURTHERMORE, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.5        Notices. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier, delivery charge prepaid, or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, or by overnight courier delivery charge prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

If to the Company:

Capitol Series Trust

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

Attn: President

Telephone:       (513) 587-3400

Facsimile: (513) 587-3437

If to the Custodian:

The Huntington National Bank.

7 Easton Oval EA4E70

Columbus, OH 43219

Attn: Kevin Speert

Telephone:       614-331-9711

Facsimile         614-331-5845

or such other address as the Company or the Custodian may have designated in writing to the other. Such Notice shall be deemed received when delivered if by hand or by facsimile transmission, on the third business day after mailing if sent by registered or certified mail, and on the next business day if sent by overnight courier.

11.6        Headings. The headings of paragraphs in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

11.7        Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

11.8        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but each such counterpart shall, together, constitute only one instrument. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Company and the Custodian. A photocopy or telefax of the signed signature page to the Agreement shall be acceptable evidence of the existence of the Agreement and the Custodian shall be protected in relying on such photocopy or telefax until the Custodian has received the original signed copy of the Agreement.

11.9        Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Sub-custodian, any regulatory authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

11.10      Tape-recording. The Company authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Company, including from any Authorized Person. This authorization will remain in effect until and unless revoked by the Company in writing. The Company, upon request, further agrees to solicit valid written or other consent from any of its employees with respect to telephone communications to the extent such consent is required by Applicable Law.

11.11      Custodian's Consent to Use of Its Name. The Company shall obtain the Custodian's written consent prior to the publication and/or dissemination or distribution, of a Prospectus or any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address).

11.12      Termination. Either party hereto may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. If such notice is given by the Company, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Company, certified by the Secretary of the Company, electing to terminate this Agreement and designating a successor custodian or custodians each of which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. In the event such notice is given by the Custodian, the Company shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Trustees of the Company, certified by the Secretary, designating a successor custodian or custodians to act on behalf of the Company. In the absence of such designation by the Company, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and monies then owned by a Fund and held by it as Custodian. Upon termination of this Agreement, the Company shall pay to the Custodian on behalf of the Company such compensation as may be due as of the date of such termination. The Company agrees on behalf of the Company that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.

11.13      Failure to Designate Successor Custodian. If a successor custodian is not designated by the Company, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Company shall, upon the delivery by the Custodian to the Company of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Company) and moneys then owned by the Company, be deemed to be the custodian for the Company, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, which cannot be delivered to the Company, which shall be held by the Custodian in accordance with this Agreement.

11.14      Compliance Policies and Procedures. To assist the Custodian in complying with Rule 38a-1 of the 1940 Act, the Company represents that it has adopted written policies and procedures reasonably designed to prevent violation of the federal securities laws in fulfilling its obligations under the Agreement and that it has in place a compliance program to monitor its compliance with those policies and procedures. The Company will upon request provide the Custodian with information about our compliance program as mutually agreed.

11.15      Limitation of Personal Liability. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, officer, trustee, past, present or future as such, of the Company or of any predecessor or successor, either directly or through the Company or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against the assets of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, officers, or trustees of the Company or of any predecessor or successor, or any of them as such, because of the obligations contained in this Agreement or implied therefrom and that any and all such liability is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

CAPITOL SERIES TRUST		CUSTODIAN
On Behalf of its Series, Cornerstone Capital Access Impact Fund		THE HUNTINGTON NATIONAL BANK

By:	/s/ Matthew J. Miller	By:	/s/ Kevin Speert
Name:	Matthew J. Miller	Name:	Kevin Speert
Title:	President	Title:	Vice President

APPENDIX A

Authorized Persons		Specimen Signatures

OFFICERS:

Matthew J. Miller	President

Martin R. Dean	Interim Chief Compliance Officer

Zachary P. Richmond	Treasurer

Matthew Beck	Secretary

Tiffany R. Franklin	Assistant Secretary

ADVISER EMPLOYEES FOR AUTHORIZATION TO GIVE INSTRUCTIONS:

Cornerstone Capital, Inc.:

Erika Karp	Founder & CEO

Jennifer Leonard	Executive Director, Portfolio Manager & Asset Manager Due Diligence

Craig Metrick	Managing Director, Institutional Consulting and Research

Fern Thomas	Chief Operating Officer & Chief Financial Officer

SUBADVISER EMPLOYEES FOR AUTHORIZATION TO GIVE INSTRUCTIONS:

Green Alpha Advisors, LLC:

Betsy M. Moszeter	Chief Operating Officer

Jeremy W. Deems	Portfolio Manager & Chief Compliance Officer

Garvin F. Jabusch	Chief Investment Officer

ARK Investment Management, LLC:

Tom Staudt	Chief Operating Officer

William Scherer	Trading Manager

Kellen Carter	Chief Compliance Officer/ Corporate Counsel

Romane Somaroo	Director of Compliance

William (Bill) Cox	Principal Financial Officer, Investment Products

Nick Grous	Trading Associate

RBC Global Asset Management (UK) Limited:

Chris Wiksyk	Chief Operating Officer

Leo Tiernan,	Senior Manager, Client Operations

Sonia Alonso	Head, Investment Operations

KBI Global Investors (North America) Ltd.:

Please see the Authorized Signatory List for Northern Trust provided separately herein.

Schroder Investment Management North America Limited:

Please see the Authorized Signatory List for Schroders provided separately herein.

PAYMENT OF FUND EXPENSES:

Brian Jenkins	Assistant Director of Financial Administration

Curt Scott	Manager of Financial Administration

Kevin Traegner	Manager of Financial Administration

Marc Guthrie	Manager of Financial Administration

Gregory Knoth	Vice President, Mutual Fund Controller

Emily Huber	Assistant Vice President, Assistant Mutual Fund Controller

Greg O’Dell	Manager of Fund Accounting

Katherine Hall	Manager of Fund Accounting

Lucas Hunter	Manager of Fund Accounting

CASH MOVEMENT FOR SHAREHOLDER ACTIVITY and SHAREHOLDER CHECKS:

Jeffrey Moeller	Vice President, Director of Transfer Agency Services

Doug Jones	Vice President, Director of Broker Services

Brian J. Lutes	Vice President, Mutual Fund Controller

Craig Hunt	Vice President, Director of Transfer Agency Systems

Gregory Knoth	Vice President, Mutual Fund Controller

Emily Huber	Assistant Vice President, Assistant Mutual Fund Controller

Jennifer Leamer	Vice President, Mutual Fund Controller

Theresa Bridge	Vice President, Director of Financial Administration

Katherine Hall	Manager of Fund Accounting

Lucas Hunter	Manager of Fund Accounting

Greg O’Dell	Manager of Fund Accounting

OPENING AND OPERATION OF CASH MANAGEMENT BANK ACCOUNTS (“DDAS”):

Jennifer Leamer	Vice President, Mutual Fund Controller

Theresa Bridge	Vice President, Director of Financial Administration

Brian J. Lutes	Vice President, Mutual Fund Controller

Jeffrey Moeller	Vice President, Director of Transfer Agency Services

Gregory Knoth	Vice President, Mutual Fund Controller

Emily Huber	Assistant Vice President, Assistant Mutual Fund Controller

50 Bank Street

Canary Wharf

London E14 5NT

United Kingdom

Tel             +44 (0) 20 7982 2000

Fax            +44 (0) 20 7982 2002

10th July 2019

To Whom It May Concern,

Re: Authorized Signatory List and Call Back List for Northern Trust Investment Operations Outsourcing Q2 2019.

Please find enclosed the latest Northern Trust IOO Authorised Signatory List and call back list, please use this list going forward and discard all other IOO lists.

Kind regards,

For and on behalf of

The Northern Trust Company

(Lee Runacres)

(Head of Investment Support and IOO Oversight)

The Northern Trust Company, Head office: 50 South LaSalle Street, Chicago, Illinois 60603, USA.

Incorporated with limited liability in the U.S. as an Illinois banking corporation under number 2016. UK establishment number BR001960.

Northern Trust Global Services Limited. Registered in England & Wales under number 4795756. Registered office: 50 Bank Street, Canary Wharf, London E14 5NT. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.

Authorised Signatory List and Call Back List for Northern Trust Investment Operations

Outsourcing Q2 2019

Please be advised that the following people are authorised to sign on behalf of ALL Northern Trust Investment Operations Outsourcing client business including Northern Trust Global Investments as per section 1.

Section 1

Category A will generally be Team managers and above.

Category B will generally be Team leaders & Officers.

Category C will generally be Officers.

Category D are only authorised to sign for internal instructions not for cash payments externally

1 Category A or B signatory and another signature from any category may authorise the Company on their signatures up to and including a figure of £10,000,000 or local currency equivalent.

1 Category A and 1 Category B or 2 Category A signatures may authorise the Company on their signatures for amounts up to and including £100,000,000 or local currency equivalent.

2 Category A signatories may authorise the Company on their signatures for amounts over £100,000,000 or local currency equivalent.

This document also acts as a verbal mandate for corporate action instructions. No other functions are covered by the verbal mandate

Note – On the NTGS and TNTC authorised signatures, IOO category A & B signatories should be considered as group A & group C signatories. IOO Category C signatories are also group C signatories for NTGS & TNTC, whilst IOO category D signatories are not eligible to sign for NTGS or TNTC.

Authority Limits Reviewed and Approved by:

Head of Investment Support and IOO Oversight

Name:	Lee Runacres	Signature:	Date:	10.7.19

Note: Employees of Northern Operating Services Pvt. Ltd. located in Bangalore are designated for the purposes of executing instructions as directed, monitored and overseen by the Northern Trust entity performing the business of Investment Operations Outsourcing. Such employees do not have any other power/authority which may bind any Northern Trust entity or the business unit of Investment Operations Outsourcing in any form whatsoever

NTAC:3NS-20

IOO North America
Name	Telephone	Region	Area	Operations Area	Category	Signature
Kathryn Fischer	+1 312 557 6657	NA	IOO	Derivatives	A
Jennifer Cervantes	+1 312 557 5719	NA	IOO	IOO US Client Service	A
Caitlin M Schreck	+1 312 444 5793	NA	IOO	IOO US Client Service	A
Chris Frye-Corning	+1 312 444 3283	NA	IOO	IOO US Trade Support	A
Kurt Tyrrell	+1 312 630 8160	NA	IOO	IOO US Client Service	A
Laura Goode	+1 312 557 0417	NA	IOO	IOO US Trade Support	A
Mauricio Mejia Tapia	+1 312 444 4767	NA	IOO	IOO US Trade Support	A
Kevin Murphy	+1 312 630 0640	NA	IOO	IOO US Client Service	A
Linda Deasy	+1 312 557 5572	NA	IOO	IOO US Client Service	A
Jason Badke	+1 312 557 8282	NA	IOO	IOO US Client Service	A
Edvin Kumi	+1 312 630 6273	NA	IOO	IOO US Client Service	A
Enayet Mawla	+1 312 444 3170	NA	IOO	IOO US Client Service	A
Bryan Luedecking	+1 312 444 3820	NA	IOO	IOO US Client Service	A
Francisca Cabrales (Valero)	+1 312-557-6122	NA	IOO	IOO US Client Service	A

NTAC:3NS-20	Page | 2

IOO North America Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Theresa Horton	+1 312-557-6699	NA	IOO	IOO US Client Service	A
Michael Patulo	+1 312 444 4706	NA	IOO	IOO US Transitions	A
Alfred Muscarella	+1 312 444 3198	NA	IOO	IOO US FX Team	B
Tariq Bhatti	+1 312 630 6461	NA	IOO	IOO US FX Team	B
Bill Frothingham	312-557-0162	NA	IOO	IOO US FX Team	B
Dongyi Carvell	+1 312 630 1896	NA	IOO	IOO US Client Service	B
Mihaela Lujerdean	+1 312-444-2295	NA	IOO	IOO US Client Service	B
Sean Kenney	+1 312 557 3740	NA	IOO	IOO US FX Team	B
Avrum Lamet	+1 312 557 8449	NA	IOO	IOO US FX Team	B
Audrey Austrevich	+1 312 557 9729	NA	IOO	IOO US FX Team	B
Melissa Mulderink	+1 312 630 1495	NA	IOO	IOO US FX Team	C
Nick Karczewski	+1 312 444 7546	NA	IOO	IOO US Trade Support	B
Harleen Singh	+1 312 557 9989	NA	IOO	IOO US Trade Support	B
Eduardo Torres	+1 312 557 1448	NA	IOO	IOO US Trade Support	B
Luis Reyes	+1 312 444 4438	NA	IOO	IOO US Trade Support	C

NTAC:3NS-20	Page | 3

IOO North America Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Patricia Arroyo	+1 312 444 3090	NA	IOO	IOO US Trade Support	B
Cynthia Snavely	+1 312 444 3117	NA	IOO	IOO US Client Service	B
Janak Patel	+1 312 44 7307	NA	IOO	IOO US Trade Support	B
Nicole Velasquez	+1 312 557 3156	NA	IOO	IOO US Trade Support	B
Lissette Gonzalez	+1 312 557 0402	NA	IOO	IOO US Trade Support	B
Vince Coffaro	+1 312 557 3929	NA	IOO	IOO US Trade Support	B
Gloria Young	+1 312 630 1467	NA	IOO	IOO US Client Service	B
Lily Vega	+1 312 444 4166	NA	IOO	IOO US Transitions	B
Bridget Massengill	+1 312 444 2416	NA	IOO	IOO US Transitions	B
Keshana C Dailey	+1 312 557 9747	NA	IOO	IOO US Transitions	B
LaAnn Patrick	312 557 8759	NA	IOO	IOO US Transitions	B
Jessica Nieland	+1 312 444 7129	NA	IOO	IOO US Client Service	C
Latanya Pegues	+1 312 557 6656	NA	IOO	IOO US Client Service	C
Shamim Maani	+1 312 557 8569	NA	IOO	IOO US Client Service	C
Deshaun Merrick	+1 312 630 1583	NA	IOO	IOO US Client Service	C

NTAC:3NS-20	Page | 4

IOO North America Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Tiffany Bibbs	+1 312 557 2156	NA	IOO	IOO US Client Service	C
Arsenio Ebarvia	+1 312 444 5740	NA	IOO	IOO US Client Service	C
Justin F Zubrod	+1 312 444 4372	NA	IOO	IOO US Client Service	A
Jessica Patel	+1 312 557 3209	NA	IOO	IOO US Client Service	C
Kieron Boyd	+1 312 630 6956	NA	IOO	IOO US Client Service	C
Olga Duvvuri	312-444-4935	NA	IOO	IOO US Client Service	C
Lejla Jahic	312-630-6849	NA	IOO	IOO US Client Service	C
Matt Malusa	+1 312 630 0681	NA	IOO	IOO US FX Team	C
Stephanie Ponce	+1 312 557 1831	NA	IOO	IOO US Trade Support	C
Daniel Friedman	+1 312-444-5611	NA	IOO	IOO US Trade Support	C
Jessica Diaz	+1 312 557 6645	NA	IOO	IOO US Trade Support	C
Samuel Vilalobos	+1 312 557 6608	NA	IOO	IOO US Trade Support	C
Celso Granja	+1 312 557 1269	NA	IOO	IOO US Trade Support	C
Lizbeth Aviles	+1 312 557 2995	NA	IOO	IOO US Trade Support	C
Steven Dujka	+1 312-557-6456	NA	IOO	IOO US Trade Support	C
Katina Wilson	+1 312-557-2702	N/A	IOO	IOO US Client Service	C
Shanice Howard	+1 312 557 3978	NA	IOO	IOO US Trade Support	C
Freddy Rosas	+1 312-557-9239	NA	IOO	IOO US Trade Support	B
Sosena Arega	+1 312-557-0497	NA	IOO	IOO US Trade Support	C

NTAC:3NS-20	Page | 5

Jess Petrovic	+1 312-557-8580	NA	IOO	IOO US Client Service	C
Michael Mijatov	+1 312-557-3982	NA	IOO	IOO US Client Service	B
Walt Wijas	+1 312 557 4038	NA	IOO	IOO US Trade Support	C
Liz Frausto	+1 312 557 4035	NA	IOO	IOO US Trade Support	C
Sean Gentile	+1 312 557 7141	NA	IOO	IOO US Trade Support	C
James Mercer	+1 3125573464	NA	IOO	IOO US Trade Support	C
Samantha Masella	+1 3125577137	NA	IOO	IOO US Trade Support	C

IOO North America continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Amy Melton	+1 312 557 5855	NA	IOO	IOO US Trade Support	C
Patti Baldwin	+1 312 557 3665	NA	IOO	IOO US Client Service	C
Fuhaad Apatira	+1 312 630 6083	NA	IOO	IOO US Client Service	C
Jesus Sanchez	+1 312 444 3187	NA	IOO	IOO US Client Service	C
Kevin Hansen	+1 312 630 1515	NA	IOO	IOO US Client Service	C
Michael J Gagllone	+1 312 557 9520	NA	IOO	IOO US Client Service	C
Lakesha Collier	+1 312 557 1432	NA	IOO	IOO US Trade Support	C
Eric Pfister	+1 312 444 3868	NA	IOO	IOO US Trade Support	C
Mary Rewerts	+1 312 444 2309	NA	IOO	IOO US Client Service	C
James Wakefield	+1 312 557 9562	NA	IOO	IOO US Client Service	C

NTAC:3NS-20	Page | 6

Valerie Muse	+1 312 557 3658	NA	IOO	IOO US Client Service	C
Valerie Garcia	+1 312 444 4643	NA	IOO	IOO US Client Service	C
Gary L Johnson	+1 312 557 6378	NA	IOO	IOO US Client Service	C
Nils Dauburs	+1 312 444 5297	NA	IOO	IOO US Client Service	C
Zoie Samaan	+1 312 557 5582	NA	IOO	IOO US Client Service	C
Elizabeth Dirlam	+1 312 557 9726	NA	IOO	IOO US Client Service	C
Anthony Moore	+1 312 444 4703	NA	IOO	IOO US Client Service	C

IOO EMEA & APAC
Name	Telephone	Region	Area	Operations Area	Category	Signature
Nick Heales	0207 982 3605	EMEA	IOO	Head of Risk and Smart Allocation (London)	A
Susanne Gallie	0207 982 1745	EMEA	IOO	Business Support Team (London)	A
Manisha Patel	0207 982 1102	EMEA	IOO	Business Support Team (London)	A
Yavuz Sumer	0207 982 1980	EMEA	IOO	Cash Processing (London)	A
Lee Runacres	0207 982 1752	EMEA	IOO	Head of Investment Support	A
Chris Beech	0207 982 1755	EMEA	IOO	Investment Support (London)	A
Matthew Clapcott	0207 982 3197	EMEA	IOO	Investment Support (London)	A
Edward Smit	0207 982 1747	EMEA	IOO	Investment Support (London)	A
Philip Turner	0207 982 1748	EMEA	IOO	Investment Support (London)	A
Shriniwas Kulkarni	0203 320 6318	APAC	IOO	Investment Operations (Banaglore)	A

NTAC:3NS-20	Page | 7

Jonathan Blythe	0207 982 3323	EMEA	IOO	Head of Market Operations (London)	A
Terry Hill	0207 982 1204	EMEA	IOO	Market Operations (London)	A
Andrew Dudley	0207 982 3364	EMEA	IOO	Market Operations (London)	A
Anthony Foster	0207 982 1017	EMEA	IOO	Market Operations (London)	A
James Lambden	+613 9947 9351	APAC	IOO	Market Operations (Australia)	A

NTAC:3NS-20	Page | 8

IOO EMEA & APAC Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Glen Rayner	0207 982 1193	EMEA	IOO	Trade Settlements (London)	A
Andrew Everett	0207 982 3326	EMEA	IOO	Trade Settlements (London)	A
Lee Cox-cahill	0207 982 1942	EMEA	IOO	Reporting (London)	A
Debbie Collins	0207 982 3818	EMEA	IOO	Reporting & Recs Oversight (London)	A
Stephen Devine	0207 982 1929	EMEA	IOO	Reporting & Recs Oversight (London)	A
Rick Spenceley	0207 982 1936	EMEA	IOO	IOO Control EMEA	A
Terri Van Praagh	0207 982 2998	EMEA	IOO	Head of IOO EMEA	A
Alexandros Kosmas	9365062112	EMEA	IOO	IOO NA Head of SME Team Frankfurt	A
Ray Lester	0399479324	APAC	IOO	Head of GFS Operations (Asia)	A
Caroline Higgins	0029182920	APAC	IOO	Head of GFS Asia	A
May Cheng	+852 2918 2939	APAC	IOO	GFS IOO HK	A
Conlon Chen	+852 2918 2962	APAC	IOO	GFS IOO HK	A
Abhijit Yashwant Joglekar	44 203 878 9339	APAC	IOO	Market Operations (Bangalore)	A

NTAC:3NS-20	Page | 9

IOO EMEA & APAC Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Emma Cherry	0207 982 1744	EMEA	IOO	Business Support Team (London)	B
Stuart Reynolds	0207 982 1751	EMEA	IOO	Investment Support (London)	B
Nicola Creed	0207 982 3909	EMEA	IOO	Investment Support (London)	B
Tanu Vij	0207 982 2634	EMEA	IOO	Investment Support (London)	B
Helen Matamala	0207 982 1856	EMEA	IOO	Investment Support (London)	B
Vilma Dilyte	0207 981 1137	EMEA	IOO	Investment Support (London)	B
Stephen Pettit	0207 982 1742	EMEA	IOO	Investment Support (London)	B
Baikuntha Behary Mullick	44 208 118 3863	EMEA	IOO	Investment Support (London)	B
Maria Camenzuli	0207 982 3681	EMEA	IOO	Investment Support (London)	B
Stewart Hobbs	0207 982 1902	EMEA	IOO	IOO Market Operations (London)	B
Akash B Parikh	0203 320 6479	EMEA	IOO	IOO Market Operations (Bangalore)	B
Mohana Mohana	0203 107 5897	APAC	IOO	IOO Market Operations (Bangalore)	B
Garima Bansal	0001183692	APAC	IOO	IOO Market Operations (Bangalore)	B

NTAC:3NS-20	Page | 10

IOO EMEA & APAC Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Srikanth Jayakanth	0208 118 3762	EMEA	IOO	IOO (Bangalore)	B
Sabine Schwung	+49 6936 506 2141	EMEA	IOO	Trade Processing (Frankfurt)	B
Madina Warburg	+49 6936 506 2151	EMEA	IOO	Trade Processing (Frankfurt)	B
Danny Ma	+852 2918 2986	APAC	IOO	GFS IOO HK	B
Agnes Hui	+852 2918 2989	APAC	IOO	GFS IOO HK	B
Akari Yamamoto	0035 575 5794	APAC	IOO	NTI Quant Management Japan	B
Ellen Syme	0207 982 3177	EMEA	IOO	Investment Support (London)	C
Christopher Stockwell	0207 982 3315	EMEA	IOO	Investment Support (London)	C
Yogita Chauhan	0207 982 2737	EMEA	IOO	Market Operations (London)	C
Swathi Jagur	44 207 117 3894	EMEA	IOO	IOO Market Operations (Bangalore)	C
Srikanth Jayakanth	0208 118 3762	EMEA	IOO	IOO (Bangalore)	C
Inderjeet Singh Katnoriya	0208 118 3762	EMEA	IOO	IOO (Bangalore)	C
Sean King	+353 1531 8127	EMEA	IOO	IOO Dublin	C
Alex Lester	0207 982 2879	EMEA	IOO	Reporting & Recs Oversight (London)	C
Aakarshi Parmar	3126636806	APAC	IOO	IOO Market Operations (London)	B
Basavaprabhu Mastamardi	2033206335	APAC	IOO	IOO Market Operations (London)	B
Anand Raheja	+1 (630) 276-5927	APAC	IOO	IOO System Administrator	B
M Ranjitha	8906652	APAC	IOO	IOO Market Operations (Bangalore)	C
Mohammed Razeen	2078906849	APAC	IOO	IOO Market Operations (Bangalore)	C

NTAC:3NS-20	Page | 11

Shared Services - Alternative Assets/Enterprise Operations/Income
Name	Telephone	Region	Area	Operations Area	Category	Signature
Michael Richardson	+1 312 630 1797	NA	Shared Services	Alternative Assets/Enterprise Operations	A
David A. Cordell	+1 312 630 1884	NA	Shared Services	Alternative Assets/Enterprise Operations	A
Michael P. Murphy	312 557 8604	NA	Shared Services	Alternative Assets/Enterprise Operations	A
Bo Muno	+1 480 887 9243	NA	Shared Services	Alternative Assets/Enterprise Operations	A
Marques Rivera	+1 312 557 2744	NA	Shared Services	Alternative Assets/Enterprise Operations	A
Damien Bourke	353 1542 2058	EMEA	Shared Services	Alternative Assets/Enterprise Operations	A
Mary Lynch	353 1531 8271	EMEA	Shared Services	Alternative Assets/Enterprise Operations	A
Jayaprakash Venkataswamy	1630 276 5177	APAC	Shared Services	Alternative Assets/Enterprise Operations	A
Prathik Bagri	6302764003	APAC	Shared Services	Alternative Assets/Enterprise Operations	A
Sai Vansi Jayanti	6328417262	APAC	Shared Services	Alternative Assets/Enterprise Operations	A
Iftikhar Sharif	0207 982 2846	EMEA	Shared Services	Income (London)	A
Anna M Ocampo	+1 632 312 9015	APAC	Shared Services	Income (Philippines)	A
Bredge Doherty		EMEA	Shared Services	Alternative Assets/Enterprise Operations	C

NTAC:3NS-20	Page | 12

Shared Services - Alternative Assets/Enterprise Operations/Income Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Skylar Pond	480 887 9297	APAC	Shared Services	Alternative Assets/Enterprise Operations	B
Carmel B Gleeson	5315422729	EMEA	Shared Services	Alternative Assets/Enterprise Operations	B
loana Manucu	35315318494	EMEA	Shared Services	Alternative Assets/Enterprise Operations	B
Medy Sefuentes	5315422466	EMEA	Shared Services	Alternative Assets/Enterprise Operations	B
Carmel Ryan	5315422653	EMEA	Shared Services	Alternative Assets/Enterprise Operations	B
Lorraine Smith	15318115	EMEA	Shared Services	Alternative Assets/Enterprise Operations	B
Thomas Ryan	5355318475	EMEA	Shared Services	Alternative Assets/Enterprise Operations	B
Anita Das	0630 300 6779	APAC	Shared Services	Income (Bangalore)	C
Mohamed Elias Sait	+44 208 118 3734	ALL	Shared Services	Income (Bangalore)	C

Shared Services - Alternative Assets/Enterprise Operations/Income Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Jerlesha Findlay	(480) 887 9322	NA	Shared Services	Alternative Assets/Enterprise Operations	B
Randy Myers	(480) 887 9324	NA	Shared Services	Alternative Assets/Enterprise Operations	C
Sheeba Pinto	1208 118 3584	APAC	Shared Services	Alternative Assets/Enterprise Operations	C
Roisin Cahalan	5355422641	EMEA	Shared Services	Alternative Assets/Enterprise Operations	B
Daniel P Anderson	5355422023	EMEA	Shared Services	Alternative Assets/Enterprise Operations	C
Deirdre Brid Cummins	35315422191	EMEA	Shared Services	Alternative Assets/Enterprise Operations	C

NTAC:3NS-20	Page | 13

Sajan R Panicker	6302761147	EMEA	Shared Services	Alternative Assets/Enterprise Operations	C
Orla Mary Lonergan	353 1531 8248	EMEA	Shared Services	Alternative Assets/Enterprise Operations	C
Shanthanu Debnath	1630 276 5348	APAC	Shared Services	Alternative Assets/Enterprise Operations	C
Darrell Harris	+1 312 557 3535	NA	Shared Services	Enterprise Operations/Income	C
Jeannell Tapia	+1 312 557 3535	NA	Share Services	Enterprise Operations/Income	C
Krishna Hebbale Panduranga	+1 630 276 4344	APAC	Shared Services	Enterprise Operations (Banaglore)	C
Madhu Hebbale Puttaraju	0203 107 5824	APAC	Shared Services	Enterprise Operations (Banaglore)	C
Karthik Kalal	0203 320 6368	APAC	Shared Services	Enterprise Operations (Banaglore)	C
Vinayaka Hangodimath Jadadeesh	+1 603 276 4889	APAC	Shared Services	Enterprise Operations (Banaglore)	C
Ravindranath Garapati	0203 107 5814	APAC	Shared Services	Enterprise Operations (Banaglore)	C
Amrita Raj Pandyarajan		APAC	Shared Services	Enterprise Operations (Banaglore)	C
Matthew Corbin	+1 480-692-4286	NA	Shared Services	Alternative Assets	C
Peter Dore	+1 480-692-4598	NA	Shared Services	Alternative Assets	C
Tony Contrucci	+1 480-692-4286	NA	Shared Services	Alternative Assets	C

NTAC:3NS-20	Page | 14

Shared Services - Corporate Actions
Bridget Costanzo	+1 3123 557 2631	NA	Shared Services	Corporate Actions (Chicago)	A
Stacy Anderson	+1 312 557 8516	NA	Shared Services	Corporate Actions (Chicago)	A
Robert Valentin	+1 312 557 8666	NA	Shared Services	Corporate Actions (Chicago)	A
Michael Scott	+1 312 444 5359	NA	Shared Services	Corporate Actions (Chicago)	A
Marcin Sadko	+1 312 444 5131	NA	Shared Services	Corporate Actions (Chicago)	A
Victoria Quantrell	2079822732	EMEA	Shared Services	Corporate Actions (London)	A
Amanda Darby	0207 982 1780	EMEA	Shared Services	Corporate Actions (London)	A
Ian Smith	0207 982 2735	EMEA	Shared Services	Corporate Actions (London)	A
Adrian Mckie	0207 982 2753	EMEA	Shared Services	Corporate Actions (London)	A
Vinaya K Manjunatha	207 890 6711	APAC	Shared Services	Entitlements	A
Arun Kumar Kallekar	6302765126	APAC	Shared Services	Entitlements	A
Najeeb Khan	44 207 878 9375	APAC	Shared Services	Entitlements	A
Dhanush R Crasta	44 2081183738	APAC	Shared Services	Entitlements	A
Joseph Swanson	+1 312 557 9579	NA	Shared Services	Proxy Voting	A
Ken Beach	+1 312 557 3082	NA	Shared Services	Corporate Actions (Chicago)	B
Meri Tavernier	44 207 982 2956	EMEA	Shared Services	Corporate Actions (London)	C
Stacey Crowe	44 207 982 2644	EMEA	Shared Services	Corporate Actions (London)	C

NTAC:3NS-20	Page | 15

Shared Services – Corporate Actions Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Jeff Oliver	+1 312 557 7243	NA	Shared Services	Corporate Actions (Chicago)	B
Alec Tokar	+1 312-557-2039	NA	Shared Services	Corporate Actions (Chicago)	B
Taryn N Garza	312-630-1727	NA	Shared Services	Corporate Actions (Chicago)	B
Michael Scott	+1 312 444 5359	NA	Shared Services	Corporate Actions (Chicago)	B
Rickie Peek	0207 982 3337	EMEA	Shared Services	Corporate Actions (London)	B
Michael Frith	+61 039 982 1702	APAC	Shared Services	Corporate Actions (Melbourne)	B
Divin Varghese	0208 118 3709	APAC	Shared Services	Entitlements	C
Sowmya M Nagappa	0208 118 3613	APAC	Shared Services	Entitlements	C
Ginto Thomas	1630 300 6771	APAC	Shared Services	Entitlements	C
Apoorv Shastri	0207 890 6856	APAC	Shared Services	Entitlements	C
Nithya Bhaskaran	+44 207 890 6870	APAC	Shared Services	Entitlements	C
Sumit Supe	+44 203 320 6018	APAC	Shared Services	Entitlements	C
Sumeet D Pattanshetty	6302765129	APAC	Shared Services	Entitlements	C
Meri Tavernier		EMEA	Shared Services	Corporate Actions (London)	C

NTAC:3NS-20	Page | 16

Shared Services – Corporate Actions Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Michal Las	+1 312 444 3777	NA	Shared Services	Corporate Actions (Chicago)	C
Debra A. Williams	+1 312 630 6264	NA	Shared Services	Corporate Actions (Chicago)	C
Phyllis Oliver	+1 312 557 8606	NA	Shared Services	Corporate Actions (Chicago)	C
Brooks Woolford	+1 312 444 3448	NA	Shared Services	Corporate Actions (Chicago)	C
Mona Gill	+1 312 444 3231	NA	Shared Services	Corporate Actions (Chicago)	C
Billy Angelos	+1 312 444 7003	NA	Shared Services	Corporate Actions (Chicago)	C
Demetris Tselepatiotis	+1 312 557 6493	NA	Shared Services	Corporate Actions (Chicago)	C
Christine Lu	312-557-5760	NA	Shared Services	Corporate Actions (Chicago)	C
Robert Hipsey	0207 982 1706	EMEA	Shared Services	Corporate Actions (London)	C
Paul Jackson	0207 982 2818	EMEA	Shared Services	Corporate Actions (London)	C
Edward Weston	0207 982 3964	EMEA	Shared Services	Corporate Actions (London)	C
Hue Nguyen		APAC	Shared Services	Corporate Actions (Melbourne)	C

Shared Services – Derivatives
Name	Telephone	Region	Area	Operations Area	Category	Signature
Sheri Rodriguez	+1 312 444 5843	NA	Shared Services	Derivatives US	A
Johnathan D.Lee	312-630-1882	NA	Shared Services	IOO Derivatives US	A
Michael Berry	0207 982 1913	EMEA	Shared Services	Derivatives EMEA	A
Silke Fuchs	+49 6936 506 2121	EMEA	Shared Services	Derivatives (Frankfurt)	A
Darryn Bosch	0207 982 1910	EMEA	Shared Services	Derivatives EMEA	A
Paul Foulkes	0207 982 3415	EMEA	Shared Services	Derivatives EMEA	A

NTAC:3NS-20	Page | 17

Anna Matson	0207 982 3873	EMEA	Shared Services	Derivatives EMEA	A
Hinesh Thakaria	0207 982 3721	EMEA	Shared Services	Derivatives EMEA	A
Andrew Wood	0207 982 2892	EMEA	Shared Services	Derivatives EMEA	A
Listia Shah	+44 207 982 2862	EMEA	Shared Services	Derivatives EMEA	A
Chris Layet	0207 982 2577	EMEA	Shared Services	Derivatives EMEA	A
Mark Kennedy	+1 353 1553 8369	EMEA	Shared Services	Derivatives EMEA (Ireland)	A
Lorraine Patricia O'Neil	+ 353 1553 9017	EMEA	Shared Services	Derivatives EMEA (Ireland)	A
Karalene Leibenath	+49 6936 506 2120	EMEA	Shared Services	Derivatives Manager (Frankfurt)	A
Noelle Mary Maher	+35315717026	EMEA	Shared Services	Derivatives EMEA (Ireland)	C

Shared Services – Derivatives Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
David Mark Boyce	0207 982 2305	EMEA	Shared Services	Derivatives Client Services	A
Muhammad Siraj Shiroor	+1 630 276 1019	ALL	Shared Services	Derivatives (Bangalore)	A
Syed Shakir Ahmed	0207 890 6655	EMEA	Shared Services	Derivatives (Bangalore)	A
Lisa Johnson	+1 312 630 1412	NA	Shared Services	Derivatives US	B
Adam Langowski	+1 312 630 1810	NA	Shared Services	Derivatives US	B
Gautum Patel	+1 312 444 3674	NA	Shared Services	Derivatives US	B
Vinod K Yadav	+1 630 276 5022	ALL	Shared Services	Derivatives (Bangalore)	B
Santosh Awate	203 320 6369	APAC	Shared Services	Derivatives Collateral	B
Kapish Bhadreshwa	0207 982 3567	EMEA	Shared Services	Derivatives EMEA	B

NTAC:3NS-20	Page | 18

John Hand	0207 982 6128	EMEA	Shared Services	Derivatives EMEA	B
Brian Hearne	0207 982 2659	EMEA	Shared Services	Derivatives EMEA	B
Joanna Ralph	0207 982 3416	EMEA	Shared Services	Derivatives EMEA	B
Agnieszka Malinowska	0207 982 1958	EMEA	Shared Services	Derivatives EMEA	B
Majid Raja	0207 982 1501	EMEA	Shared Services	Derivatives EMEA	B
Andrew Pinkerton	0207 982 1238	EMEA	Shared Services	Derivatives EMEA	B

Shared Services – Derivatives Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Paul Hourigan	+ 353 1542 2939	EMEA	Shared Services	Derivatives EMEA (Ireland)	B
Majella Mahon	+ 353 1553 9288	EMEA	Shared Services	Derivatives EMEA (Ireland)	A
Aine Ryan	+ 353 1542 2258	EMEA	Shared Services	Derivatives EMEA (Ireland)	B
Cian O'Carroll	+1 353 1542 2370	EMEA	Shared Services	Derivatives EMEA (Ireland)	B
Tony Pradeep Roy C	+44 203107 5969	ALL	Shared Services	Derivatives (Bangalore)	B
Sandeep Yadoji	+44 203 107 5549	ALL	Shared Services	Derivatives Collateral	C
Shobha D Chandramowl eshwara Patel	+44 203 107 5831	ALL	Shared Services	Derivatives Collateral	C
Taralia Gogoi	+44 203 107 5904	ALL	Shared Services	Derivatives Collateral	B
Prakash Swamy	203 320 6066	ALL	Shared Services	Derivatives Collateral	C
Anil Kumar Peddi	203 320 6473	ALL	Shared Services	Derivatives Collateral	C
Punith B	203 107 5628	ALL	Shared Services	Derivatives Collateral	C
Michael Pham	312-557-6885	NA	Shared Services	IOO US Derivatives	C
Maria Koleva	+1 312 444 5192	NA	Shared Services	IOO US Derivatives	C
David Klaiber	+1 312 630 8024	NA	Shared Services	IOO US Derivatives	C

NTAC:3NS-20	Page | 19

Shared Services – Derivatives Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Thomas Grutter	+1 312 557 9153	NA	Shared Services	Derivatives US	A
David Rydz	+1 312 557 6554	NA	Shared Services	Derivatives US	C
Andrew Cherecwich	+1 312 557 4012	NA	Shared Services	Derivatives OTC US	C
Veerabadrappa Banagar	0203 320-6041	ALL	Shared Services	Derivatives (Bangalore)	C
Tony Pradeep Roy C	+44 203107 5969	ALL	Shared Services	Derivatives (Bangalore)	C
Robert Heitner	312-557-6385	NA	Shared Services	IOO US Derivatives	C
Argenis Razon	312-630-0691	NA	Shared Services	IOO US Derivatives	C
Leith Sadiq	312-444-5375	NA	Shared Services	IOO US Derivatives	C
Kyle Simpson	312 557 3662	NA	Shared Services	IOO US Derivatives	C
Nick Perry	312-630-1817	NA	Shared Services	IOO US Derivatives	C
Michael Meskill	312-557-9508	NA	Shared Services	IOO US Derivatives	C
Carmencita Martinez	+1 312 557 0305	NA	Shared Services	Derivatives US	C
Hemavathi Dhanakotti	+44 203 320 6462	ALL	Shared Services	Derivatives (Bangalore)	C

NTAC:3NS-20	Page | 20

Shared Services – Derivatives Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Abhishek Sharma	+44 203 320 6345	ALL	Shared Services	Derivatives (Bangalore)	C
Jaffer U Khan	+44 203 320 6361	APAC	Shared Services	Derivatives (Bangalore)	C
Praveen Kumar M C	44 2031075765	APAC	Shared Services	Derivatives (Bangalore)	C
Madhu Chandra	203 320 6459	APAC	Shared Services	Derivatives (Bangalore)	C
Tontesh S Koti	203 320 6088	APAC	Shared Services	Derivatives (Bangalore)	C
Kushala Galibilikote keshavaraja	203 320 6904	APAC	Shared Services	Derivatives (Bangalore)	C
Karthick N	203 107 5829	APAC	Shared Services	Derivatives (Bangalore)	C
Rahul Kumar	203 878 9432	APAC	Shared Services	Derivatives (Bangalore)	C
Dipti Talwalkar	0208 118 3929	APAC	Shared Services	Derivatives Collateral (Banaglore)	C
Mohamed Sadiq	6302765117	APAC	Shared Services	Derivatives Collateral (Banaglore)	C
Muiz Ahmed	6302761137	APAC	Shared Services	Derivatives Collateral (Banaglore)	C
Shivani Pathani	630 300 6811 22	APAC	Shared Services	Derivatives Collateral (Banaglore)	C
Suypg Bhambal	0203 3206 109	APAC	Shared Services	Derivatives Collateral (Banaglore)	C

NTAC:3NS-20	Page | 21

Shared Services – Derivatives Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Shripad Shrikant Rajeshwarkar	630 663 6843	APAC	Shared Services	Derivatives Collateral (Banaglore)	C
Madhulika Kshatriya	203 320 6426	APAC	Shared Services	Derivatives Collateral (Banaglore)	C
Hrishikesh V Ladda	203 107 5962	APAC	Shared Services	Derivatives Collateral (Banaglore)	C
Juned Ahmed	203 107 5647	APAC	Shared Services	Derivatives Collateral (Banaglore)	C
Saurabh Nirgude	203 878 9195	APAC	Shared Services	Derivatives Collateral (Banaglore)	C
Ganesh Bhangre	44 208 118 3756	APAC	Shared Services	Derivatives Collateral (Banaglore)	C
Shyam Sundar Sahu	630 300 6812	APAC	Shared Services	Derivatives Collateral (Banaglore)	C
Rohit Kumar Verma	0208 118 3668	APAC	Shared Services	Derivatives (Bangalore)	C
Prathush Prakash	203 107 5681	APAC	Shared Services	Derivatives (Bangalore)	C
Rohit Ravindra Kathawate	203 320 6310	APAC	Shared Services	Derivatives	C
David Hayton	0207 982 2309	EMEA	Shared Services	Derivatives EMEA	C
Kevin Slattery	+353 1542 2489	EMEA	Shared Services	Derivatives EMEA	C
Tony Matthews	0207 982 1465	EMEA	Shared Services	Derivatives EMEA	C

NTAC:3NS-20	Page | 22

Shared Services – Derivatives Continued
Name	Telephone	Region	Area	Operations Area	Category	Signature
Abdi Yusuf	0207 982 1917	EMEA	Shared Services	Derivatives EMEA	C
Laura Casey	+353 1553 9049	EMEA	Shared Services	Derivatives EMEA (Ireland)	C
Katie Mulcahy	+353 1553 9038	EMEA	Shared Services	Derivatives EMEA (Ireland)	C
James Sheehy	+353 1553 9388	EMEA	Shared Services	Derivatives EMEA (Ireland)	C
Jacinta Sheehy	+353 1553 7126	EMEA	Shared Services	Derivatives EMEA (Ireland)	C
Kevin Shire	+353 1553 9286	EMEA	Shared Services	Derivatives EMEA (Ireland)	C
Matthew Moran	+353 1542 2286	EMEA	Shared Services	Derivatives EMEA (Ireland)	C
Ciara Fitzgerald	+353 1553 9361	EMEA	Shared Services	Derivatives EMEA (Ireland)	C
Colette Keogh	+353 1531 8224	EMEA	Shared Services	Derivatives EMEA (Ireland)	C
Eric Sternberg	+1 312 557 0907	NA	Shared Services	Derivatives US	D
Adam Hunt	0015422619	EMEA	Shared Services	Derivatives collateral	B
Feargal Phelan	0015539031	EMEA	Shared Services	Derivatives collateral	C
Elaine Tobin		EMEA	Shared Services	Derivatives collateral	B
Daragh Sutton		EMEA	Shared Services	Derivatives collateral	C
Krishna Dutt Mishra	+442081183581	APAC	Shared Services	Derivatives collateral	B
Manasa Manjunath	+44 2033206120	APAC	Shared Services	Derivatives collateral	C
Vignesh Ravisankar	3206340	APAC	Shared Services	Derivatives collateral	C

NTAC:3NS-20	Page | 23

Shilpa P	2033206382	APAC	Shared Services	Derivatives collateral	C
Priyanka Priyanka		APAC	Shared Services	Derivatives collateral	C
Rubina Nizamsab Shaikhbade	+44 203 320 6211	APAC	Shared Services	Derivatives collateral	C
Zakir Ahmed	6302764964	APAC	Shared Services	Derivatives collateral	C
Sunil Radheshyam Pandey	6302764184	APAC	Shared Services	Derivatives Collateral	C
Hrach Papazian	+1 312-444-3265	NA	Shared Services	Derivatives	C

Shared Services – WTS
Name	Telephone	Region	Shared Services	Operations Area	Category	Signature
Raghavendra Magaji	+1 312 356 5376	ALL	Shared Services	WTS (Bangalore)	A
Saptarshi Banerjee	0207 890 6650	ALL	Shared Services	WTS (Bangalore)	A
Ivan Barboza	44 203 878 9125	APAC	Shared Services	WTS (Bangalore)	A
Aniket Kudalkar	91 80 6673 8070	APAC	Shared Services	WTS (Bangalore)	A
Mithun Shetty	+1 312 356 5364	APAC	Shared Services	WTS (Bangalore)	A
Sushant Suman	3122944155	APAC	Shared Services	WTS (Bangalore)	A
Krishna Medi	630 276 2424	APAC	Shared Services	WTS (Bangalore)	B
Amit Ramkaran Chaudhary	203 878 9285	APAC	Shared Services	WTS (Bangalore)	B
Akshayakumar Aranjay Patil	203 107 5788	APAC	Shared Services	WTS (Bangalore)	B

NTAC:3NS-20	Page | 24

Shared Services - Client Services
Name	Telephone	Region	Shared Services	Operations Area	Category	Signature
Chris Chan	+852 2918 2929	APAC	Shared Services	Client Services (Asia)	B
Eugene Foo	+852 2918 7514	APAC	Shared Services	Client Services (Asia)	B
Yina Yun	+852 2918 2941	APAC	Shared Services	Client Services (Asia)	B

Shared Services – Reconciliations
Name	Telephone	Region	Shared Services	Operations Area	Category	Signature
Dhanesh Vasudevan	+44 208 117 3897	ALL	Shared Services	Reconciliations	B
Sanmathi Raju	+1 312 356 5375	NA	Shared Services	Reconciliations	B
Joy Ann Fuller	+1 312 557 6176	NA	Shared Services	Reconciliations	C

Shared Services – FX/Cash Settlements
Name	Telephone	Region	Shared Services	Operations Area	Category	Signature
Kristin Zaumseil	+49 6936 506 2146	EMEA	Shared Services	FX/Cash Settlements (Frankfurt)	A
Simone Pijl	+49 6936 506 2149	EMEA	Shared Services	FX/Cash Settlements (Frankfurt)	A
Alexander Hirschhauser	+49 6936 506 2150	EMEA	Shared Services	FX/Cash Settlements (Frankfurt)	B

NTAC:3NS-20	Page | 25

Authenticated by:

Name:	Phil Turner	Signature:	Date:	10/07/19

Name:	Chris Beech	Signature:	Date:	10/7/19

NTAC:3NS-20	Page | 26

Schroders - Custodian Operational Authorised Signatory List

NOTES

● Call Back (1) Call backs if required should only be performed by someone in the same team that has issued the instruction, except in scenarios covering notes 2 and 3 below.

● Call Back (2) Transitions Management and Business Management will nominate the person they wish to do the call back on each document

● Market Opening (3) Only Paul Kraft, Andrew Montgomery, Matthew Stockford, Jaco Schoeman & Shobin Varghese can authorise Market Opening for Schroder Funds / Investment Trusts

● All persons listed on the Authorised Signatory List are authorised to give verbal or faxed instructions

● The below Matrix details the Instructions this Authorised Signatory List covers, each member of staff will be able to sign for a combination of Instructions, please refer back to this Matrix to verify.

2 signatories are required for all instructions

Instruction Matrix
1	All COACS (Written/Oral)	Approve all instructions related to Corporate Actions Events.
2	Cash Payments	Ability to instruct on all external cash payments/ receipts to/from external counterparties.
3	Money Movement payments, Payments into/out of a Fund and Cash Inter Account Transfers	Authorised to move cash between different safe keeping accounts. This also covers instructing payments out of a fund to external parties.
Authorised to move cash from one cash account to another, within the same safe keeping account. (i.e. moving from GBP Income to GBP Capital)
4	Securities Trade Instructions	Ability to instruct on all Securities Trade instructions.
5	FX Instructions	Ability to instruct execution of Foreign Exchange.
6	Return to Remitter	Instruction to return monies to the sender
7	Derivative Stock Instruction	Ability to instruct on all Derivative Instrument instructions.
8	Derivative confirmation	Ability to sign off on all Derivative confirmations
9	Proprietary System Access	Authorised to request amendments to the proprietary system. This includes new user / amend user / close user type requests in addition to changes to core functionality and background set up.
10	Amendment/cancellation of existing standing instructions and set up of New standing instructions post initial On- boarding Letter (Not covering trade instructions)	Ability to approve and sign off standing instructions on the Standing Instructions amendment/cancellation form. Also the ability to request new Standing Instructions post the On- boarding Letter detailed in 11 below.
Ability to sign off and send the Standing Instructions form/request to the Custodian.
This does not cover amendments/cancellation or new requests of Trade related standing instructions
11	On-boarding Letter (inc set up of standing instructions) & Off boarding Letter	Authorisation to sign the On- Boarding Letter and set up Standing Instructions for a fund/portfolio covering trade related and non trade related standing instructions.
Authorisation to sign the Off Boarding account letter which instructs the closure of a Schroder fund.
12	Custodian Authorised Signatory Update Letter	Authorised to sign the Custodian Authorised Signatory Update Letter.
13	Market Opening Documentation	Ability to sign off on all types of market opening documentation
14	In-Specie / Share Exchange authorisations	Authorised to instruct JPM NBIG (New Business Implementation Group) to transfer, deliver or receive physical assets through fund GTI’s.
15	Call Back - See notes (1) (2) (3)	Ability to call back an authorised instruction.
16	Proxy Voting	Ability to authorise Proxy Voting instructions.
17	Custodian Mandate Letter	Authorised to sign the Custodian Mandate Letter.
18	Swift De-activation	Authorised to instruct the de-activation of the following SWIFT message types: Stock MT535 & MT536, Cash MT940 & MT950
19	Stock Lending Instructions	Authorised to instruct the recall and/or restriction of stocks within the Custodians Securities Lending programme.

Schroders - Custodian Operational Authorised Signatory List is valid as of 31st July 2019	Page 1 of 6

Name	Team	Phone	Email Address	Instructions Authorised to sign for	Signature
Adrian Song	Corporate Actions (SG)	+65 6800 7387	Adrian.Song@schroders.com	1,15
Alan Richards	Fund Administration	+44 (0)20 7658 3659	Alan.Richards@Schroders.com	2,3,4,5,6,11,14,15
Alex Grimwood	Investment Support	+44 (0)20 7658 7962	Alex.Grimwood@Schroders.com	2, 4, 13, 15
Andrew Montgomery	Head of Business Management	+44 (0)20 7658 6766	Andrew.Montgomery@Schroders.com	2,3,4,5,7,8,10,11,13,14,15,16, 18, 19
Andrew Moscow	Investment Support	+44 (0)20 7658 6957	Andrew.Moscow@Schroders.com	2,4,5,7,8,15
Andy Reidie	Head of Derivatives	+44 (0)20 7658 7925	Andy.Reidie@Schroders.com	2,3,4,5,7,8,15
Angelina Wang	Portfolio Services, USA	+1 646 951 8016	Angelina.Wang@Schroders.com	2,3,4,5,6,15
Anjali Mahtani	Portfolio Services, USA	+1-212-641-3977	Anjali.Mahtani@Schroders.com	2,3,4,5,6,15
Ariel Mendez	US Operations	+1-212-641-3960	Ariel.Mendez@Schroders.com	4,7,15
Christopher Kelly	Derivatives	+44 (0)20 7658 5942	Christopher.Kelly@Schroders.com	2,3,4,5,7,8,15
Colin Webb	Corporate Actions	+44 (0) 20 7658 3317	Colin.Webb@Schroders.com	1,15
Daniel Sim	Fund Administration	+44 (0)20 7658 2136	Daniel.Sim@Schroders.com	2,3,4,5,6,11,14,15
Daniel Veazey	Corporate Governance	+44 (0)20 7658 3173	Daniel.Veazey@Schroders.com	15,16,19
David Bristow	Head of Derivatives	+44 (0)20 7658 6867	David.Bristow@Schroders.com	2,3,4,5,7,8,15
David Marshall	US Operations	+1-212-632-2984	David.Marshall@Schroders.com	2,3,4,5,6,7,8,13,15
David Tuite	Trade Processing	+44 (0)20 7658 4381	David.Tuite@Schroders.com	2,3,4,5,6,15
David Whipps	Corporate Actions	+44 20 7658 5655	David.Whipps@Schroders.com	1,15
Debbie Lawrence	Corporate Actions	+44 (0)20 7658 7039	Debbie.Lawrence@Schroders.com	1,2,15
Deena Parma	Investment Support	+44 20 7658 2993	Deena.Parmar@Schroders.com	2,5,15
Dina Falcini-Onat	Corporate Actions	+44 (0)20 7658 6882	Dina.Falcini-onat@Schroders.com	1,2,15
Elaine Hards	Client Support	+44 (0)20 7658 6778	Elaine.Hards@Schroders.com	3,4,13,15

Schroders - Custodian Operational Authorised Signatory List is valid as of 31st July 2019	Page 2 of 6

Name	Team	Phone	Email Address	Instructions Authorised to sign for	Signature
Elizabeth Templeton	Client Support	+44 (0)20 7658 6472	Elizabeth.Templeton@Schroders.com	3,4,13,15
Gavin West	Fund Administration	+44 (0)20 7658 5167	Gavin.West@Schroders.com	2,3,4,5,6,11,14,15
Gemma Martin	Derivatives	44 (0)20 7658 2518	Gemma.Martin@Schroders.com	2,3,4,5,7,8,15
Gordon More	Corporate Actions	+44 (0)20 7658 2577	Gordon.More@Schroders.com	1,2,15
Gordon Noonan	FX Trading	+44 (0)20 7658 2439	Gordon.Noonan@Schroders.com	5	*****Verbal Instruction Only*****
Ian Bransbury	Fund Administration	+44 (0)20 7658 5165	Ian.Bransbury@Schroders.com	2,3,4,5,6,11,14,15
Jaco Schoeman	Transitions Management	+44 (0)20 7658 7170	Jaco.Schoeman@Schroders.com	2,3,4,5,7,8,10,11,13,14,15, 16,17,18
Jagjeet Saini	Real Estate	+44 (0)20 7658 7042	Jagjeet.Saini@Schroders.com	2,3,4,5,15,16
James Lambert	Real Estate	+44 20 7658 7687	James.Lambert@Schroders.com	2,3,4,5,15,16
James Taylor	Trade Processing	+44 (0)20 7658 3813	James.Taylor@Schroders.com	2,3,4,5,6,15
James Webb	Integration Control & Recs	+44 (0)20 7658 2025	James.Webb@Schroders.com	15,18
Jenna Lee	QEP	+44 (0)207 658 7022	Jenna.Lee@Schroders.com	4,5,7,15
Jonathan Newlyn	Counterparty Oversight	+44 (0)20 7658 2468	Jonathan.Newlyn@Schroders.com	9,10,15
Julianne Cheevers	Client Support	+44 (0)20 7658 3245	Julianne.Cheevers@Schroders.com	3,4,13,15
Katie Tutcher	Investment Support	+44 20 7658 2730	Katie.Tutcher@Schroders.com	2,3,4,5
Kay Gidda	Corporate Actions	+44 (0)20 7658 6523	Kay.Gidda@Schroders.com	1,2,15
Kelvin Moon	Trade Processing	+44 (0)20 7658 4640	Kelvin.Moon@Schroders.com	2,3,4,5,6,15
Kristie Perrotta	Head of Portfolio Services, USA	+1-212-641-3957	Kristie.Perrotta@Schroders.com	1,2,3,4,5,6,7,8,15
Kyriakos (Kris) Tsolaki	Trade Processing	+44 (0)20 7658 3057	Kyriakos.Tsolaki@Schroders.com	2,3,4,5,6,15
Kurt Pope	Counterparty Oversight	+44(0)20 7658 3240	Kurt.Pope@Schroders.com	9,10,15
Laura Binns	Investment Support	+44 (0)20 7658 3701	Laura.Binns@Schroders.com	2,3,4,5,7,8,15

Schroders - Custodian Operational Authorised Signatory List is valid as of 31st July 2019	Page 3 of 6

Name	Team	Phone	Email Address	Instructions Authorised to sign for	Signature
Laurence Fisher	Derivatives	+44 20 7658 2575	Laurence.Fisher@Schroders.com	2,3,4,5,7,8,15
Lee Clapton	Investment Support	+44 20 7658 3416	Lee.Clapton@Schroders.com	2,3,4,5
Leigh Janicki	Portfolio Services, USA	+1-212-632-2973	Leigh.Janicki@Schroders.com	2,3,4,5,6,15
Lindsay Brown	Client Support	+44 (0)20 7658 2571	Lindsay.Brown@Schroders.com	3,4,13,15
Lisa Treglia	Portfolio Services, USA	+1 646-768-1285	Lisa.Treglia@Schroders.com	2,3,4,5,6,15
Mark Childs	Head of Operations	+44 (0)20 7658 7818	Mark.Childs@Schroders.com	1, 2, 3, 4,5 ,6 ,7 ,8 ,9, 10, 11, 12, 13, 14, 15, 16
Mark Steel	FX Trading	+44 (0)20 7658 4245	Mark.Steeel@Schroders.com	5	*****Verbal Instruction Only*****
Marsha Reid	Real Estate	+44 (0)20 7658 3097	Marsha.Reid@schroders.com	2,3,4,5,15,16
Matthew Smith	Investment Support	+44 (0)20 7658 6453	Matthew.Smith@Schroders.com	2,3,4,5,7,15
Matthew Stockford	Transitions Management	+44 (0)20 7658 3699	Matthew.Stockford@Schroders.com	2,3,4,5,7,8,10,11,13,14,15,16,17,18
Meher Kapadia	Multi Asset Implementation	+44 (0)20 7658 3099	Meher.Kapadia@Schroders.com	3,4,5,7,15
Melinda Knatchbull	Real Estate	+44 (0)20 7658 3985	Melinda.Knatchbull@Schroders.com	2,3,4,5,15,16
Michael Pavey	Chief Operating Officer, Portfolio Services	+44 (0)20 7658 6072	Mike.Pavey@Schroders.com	1,2,3,4,5,6,7,8,10,11,12,13,14,15,16
Natasha Johnson	Client Support	+44 (0)20 7658 3124	Natasha.Johnson@Schroders.com	3,4,13,15
Nicholas Meares	Investment Support	+44 (0) 20 7658 7163	Nick.Meares@Schroders.com	2,3,5
Nick Pearson	Multi Asset Implementation	+44 (0)20 7658 7437	Nick.Pearson@Schroders.com	3,4,5,7,15
Nick Thompson	Multi Asset Implementation	+44 (0)20 7658 3402	Nick.Thompson@Schroders.com	2,3,4,5,7,15
Nicole Turner	Integration Control & Recs	+44 (0)20 7658 6365	Nicole.Turner@Schroders.com	15,18
Nigel Roe	Counterparty Oversight	+44 (0)20 7658 2142	Nigel.Roe@Schroders.com	9,10,15
Pamela Pow	Trade Processing (SG)	+65 68007688	Pamela.Pow@schroders.com	1,'2,3,4,5,6,15
Paul Kraft	Head of Transitions Management & On- boarding	+44 (0)20 7658 3010	Paul.Kraft@Schroders.com	2,3,4,5,6,7,8,10,11,13,14,15,16,17,18, 19

Schroders - Custodian Operational Authorised Signatory List is valid as of 31st July 2019	Page 4 of 6

Name	Team	Phone	Email Address	Instructions Authorised to sign for	Signature
Paul McArdle	Derivatives	+44 (0)20 7658 4787	Paul.McArdle@Schroders.com	2,3,4,5,7,8,15
Paul Scutcher	Investment Support	+44 (0)20 7658 5120	Paul.Scutcher@Schroders.com	2,4,5,7,15,19
Paul Vespa	Investment Support	+44 (0)20 7658 4106	Paul.Vespa@Schroders.com	2,3,4,5,7,15
Peter Bradley	Client Support	+44 (0)20 7658 3412	Peter.Bradley@Schroders.com	3,4,13,15
Peter Hills	Counterparty Oversight	+44 (0)20 7658 2870	Peter.Hills@Schroders.com	9,10,12,15
Peter Ozelius	Portfolio Manager (US)	+1 (212) 632-2980	Peter.Ozelius@Schroders.com	5
Puay Gek Puah	Trade Processing (SG)	+65 68007651	PuayGek.Phua@Schroders.com	2,3,4,5,6,15
Raymond Chong	Investment Support	+44 (0)20 7658 3579	Raymond.Chong@schroders.com	2, 4,13,15
Richard Batchelor	Corporate Actions	+44 (0)20 7658 4518	Richard.Batchelor@Schroders.com	1,15
Richard Evans	Multi Asset Implementation	+44 (0)20 7658 3733	Richard.Evans@Schroders.com	3,4,5,7,15
Robert Churchill	Investment Support	+44 (0)20 7658 2780	Robert.Churchill@Schroders.com	2,4,5,7,15
Sabreena Selness	Portfolio Manager (US)	+1 646-768-1276	Sabreena.Selness@Schroders.com	5
Sean Hayto	Portfolio Accounting	+44 (0)20 7658 5546	Sean.Hayto@Schroders.com	2,3,5,6,15
Sharon Wilson	Head of Investment Support	+44 (0)20 7658 6839	Sharon.Wilson@Schroders.com	2,3,4,5,6,7,8,10,11,13,14,15,16,17,19
Shobin Varghese	Transitions Management (NY)	+1 646 951 8132	Shobin.Varghese@Schroders.com	2,3,4,5,7,8,10,11,13,14,15,16,17,18
Simon Drath	QEP	+44 (0)207 658 2207	Simon.Drath@Schroders.com	4,5,7,15
Simon Wyles	Corporate Actions	+44 (0) 207 658 2081	Simon.Wyles@Schroders.com	1,15
Stacy Scott	Portfolio Manager (US)	+1-212-632-2979	Stacy.Scott@Schroders.com	5
Stephen Tyer	Trade Processing	+44 (0)20 7658 3805	Stephen.Tyer@Schroders.com	2,3,4,5,6,15
Steve Rorke	Head of Corporate Actions & Counterparty Oversight	+44 (0)20 7658 4587	Steve.Rorke@Schroders.com	1,2,10,12,15
Steven Wise	Corporate Actions	+44 (0) 20 7658 3022	Steven.Wise@Schroders.com	1.15

Schroders - Custodian Operational Authorised Signatory List is valid as of 31st July 2019	Page 5 of 6

Name	Team	Phone	Email Address	Instructions Authorised to sign for	Signature
Stuart Biddle	Trade Processing	+44 20 7658 2284	Stuart.Biddle@Schroders.com	2,3,4,5,6,15
Stuart Carter	Multi Asset Implementation	+44 (0)20 7658 3255	Stuart.Carter@Schroders.com	3,4,5,7,15
Suzanne Harvey	Counterparty Oversight	+44 (0)20 7658 6053	Suzanne.Harvey@Schroders.com	2,4,5,9,10,12,15
Tabassum Saboley	Trade Processing	+44 (0)20 7658 4755	Tabassum.Saboley@Schroders.com	2,3,4,5,6,15
Tara Ryan	Portfolio Accounting	+44 (0)20 7658 5564	Tara.Ryan@schroders.com	2,3,5,6,15
Tara Williams	Investment Support	+44 (0)20 7658 4858	Tara.Williams@Schroders.com	2, 4. 5,7,15
Thena Steyn	Portfolio Engineer (Helix)	+44 (0)20 7658 2161	Thena.Steyn@Schroders.com	2,3,4,5,16
Tom Stapleton	Head of Portfolio Accounting & Performance	+44 (0)20 7658 3633	Tom.Stapleton@Schroders.com	1,2,3,4,5,15
Tracy Hatcher	Client Support	+44 (0)20 7658 4266	Tracy.Hatcher@Schroders.com	3,4,13,15
Veronica Low	Head of Portfolio Services, Asia	+65 68007588	Veronica.Low@schroders.com	1, 2, 3, 4,5 ,6 ,7 ,8 ,9, 10, 11, 12, 13, 14, 15, 16
William Sauer	US Operations	+1-212-641-3949	William.Sauer@Schroders.com	2,3,4,5,6,7,8,13,15

Schroders - Custodian Operational Authorised Signatory List is valid as of 31st July 2019	Page 6 of 6

APPENDIX B

Series of the Company

Cornerstone Capital Access Impact Fund

APPENDIX C

Agents of the Custodian

The following agents are employed currently by The Huntington National Bank for securities processing and control.

The Depository Trust Company (New York)

7 Hanover Square

New York, NY 10004

The Federal Reserve Bank

Cleveland Branch

Brown Brothers Harriman & Co.

40 Water Street

Boston, Massachusetts 02109

(Sub-custodian for Foreign Investments and certain non-DTC eligible Investments)

APPENDIX D

Huntington National Bank

CUSTODY FEE SCHEDULE – Series Trust

Domestic Fee Schedule

Transaction Fee
- DTC & Fed Eligible Items	- $4 per transaction
- Non-DTC & Non-Fed Eligible Items	- $10 per transaction

Administrative Domestic Fee
● First $250 Million of Market Value	- 1.00 basis points
● On Next $250 Million of Market Value	- 0.75 basis points
● In Excess of $500 Million of Market Value	- 0.50 basis points

● Annual Minimum Fee Per Fund Account	- $3,600 per account
● Annual Minimum Fee Per Collateral Account	- $1,200 per account

Wire Transfer Fee
● Outgoing Wires	- $5 per transaction

Physical Check Fee
● Physical Check	- $5 per check

Funds Transfer Fee
● To/From DDA & Trust Account(s)	- No charge

Internet Access
● Online access to trust account activity	- No charge

Statements
● Standard	- No charge
● Online	- No charge

Huntington National Bank

GLOBAL SECURITIES FEE SCHEDULE

Global Securities - Schedule of Fees

Security	Administration / Safekeeping Fee (In Basis Points)	Transaction Fee (In U.S. Dollars)
Argentina	20.5	65
Australia	3.5	20
Austria	6.5	50
Bahrain	60.5	185
Bangladesh	50.5	175
Belgium	3	35
Bermuda	10.5	105
Botswana	40.5	75
Brazil	10.5	30
Bulgaria	40.5	105
Canada	1.5	15
Chile	20.5	75
China	15.5	55
Columbia	45.5	105
Costa Rica	50.5	75
Croatia	50.5	85
Cyprus	10.5	145
Czech Republic	15.5	50
Denmark	3.5	35
Egypt	25.5	65
Estonia	20.5	75
Euroclear	2	20
Finland	3.5	35
France	3.5	35
Germany	3.5	30
Ghana	40.5	85
Greece	18.5	85
Hong Kong	4.5	30
Hungary	15.5	50
Iceland	15.5	105
India	15.5	55
Indonesia	10.5	35
Ireland	3.5	35
Israel	20.5	55
Italy	3.5	30
Japan	2.5	20
Jordan	45.5	140
Kazakhstan	50.5	155
Kenya	35.5	70
Latvia	30.5	105
Lebanon	50.5	155
Lithuania	35.5	105
Luxembourg	6.5	55
Malaysia	6.5	35

Huntington National Bank
GLOBAL SECURITIES FEE SCHEDULE

I.	Global Securities - Schedule of Fees (continued)

Security	Administration / Safekeeping Fee (In Basis Points)	Transaction Fee (In U.S. Dollars)
Malta	35.5	140
Mauritius	50.5	140
Mexico	8.5	20
Morocco	50.5	120
Namibia	35.5	75
Netherlands	3.5	25
New Zealand	3	30
Nigeria	40.5	75
Norway	3.5	35
Oman	60.5	155
Pakistan	30.5	130
Palestine	60.5	205
Peru	34.5	80
Philippines	10.5	39
Poland	10.5	35
Portugal	5.5	35
Qatar	60.5	205
Romania	35.5	105
Russia	25.5	105
Saudi Arabia	75	200
Singapore	6.5	55
Slovakia	35.5	125
Slovenia	50.5	115
South Africa	4.5	30
South Korea	8.5	25
Spain	4.5	35
Sri Lanka	25.5	75
Swaziland	40.5	75
Sweden	3.5	30
Switzerland	3.5	35
Taiwan	10.5	50
Thailand	5.5	55
Trinidad	50.5	135
Turkey	10.5	45
Tunisia	50.5	105
Ukraine	30.5	305
UAE	45.5	140
United Kingdom	1.5	20
Uruguay	50.5	85
Venezuela	50.5	180
Vietnam	50.5	180
Zambia	40.5	75
Zimbabwe	40.5	70

Huntington National Bank
Global Other Transaction Services
Schedule of Fees

Other Settlement Charges:
FRB	- $10 per transaction
Short Term Instruments	- $10 per transaction
Time Deposits	- $10 per transaction
Derivatives (Hedges, Futures, Forwards, Swaps)	- $30 per transaction
Repurchase Agreements	- $10 per transaction
Commercial Paper	- $10 per transaction
Physical	- $20 per transaction
Manual Trade Surcharge	- $30 per transaction
Repaired Trade Surcharge	- $10 per transaction
Cancels	- $10 per transaction
Proxy Announcement – Non U.S.	- $12 per transaction
Proxy Vote – Non U.S.	- $12 per transaction
SWIFT message	- $1 per message

Wires and Payments Charges:
U.S. Wires	- $10 per transaction
Book Transfers	- $6 per transaction
Non – U.S. Wire	- $30 per transaction
FX – 3rd Party	- $40 per transaction
Cashier’s Check	- $25 per transaction

Miscellaneous Other Charges:
Restricted Securities Processing	- $150 per transaction

APPENDIX E

Rule 17f-5 DELEGATION SCHEDULE

By its execution of this Delegation Schedule dated as of September 10, 2019, between Capitol Series Trust (the “Company”), a business trust formed under the laws of the State of Ohio acting on behalf of the management investment companies each of whom is registered with the Securities and Exchange Commission (the Commission) under the Investment Company Act of 1940, as amended (the 1940 Act) and listed on Appendix B of the Custody Agreement (each a “Fund” and collectively the “Funds”), the Company hereby appoints THE HUNTINGTON NATIONAL BANK (the “Delegate”), a national bank organized under the laws of the United States, as its delegate to perform certain functions with respect to the custody of the Funds’ Assets outside the United States.

WHEREAS the Company at the direction of each Fund, has appointed the Delegate as custodian “Custodian” of each Fund’s Assets pursuant to the “Custody Agreement between the Company and the Delegate dated September 10, 2019;

WHEREAS a Fund may, from time to time, determine to invest and maintain some or all of the Fund’s Assets outside of the United States;

WHEREAS the Company at the direction of each Fund wishes to delegate to the Delegate certain functions with respect to the custody of Fund’s Assets outside the United States;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Company on behalf of the Funds and the Delegate agree as follows:

1.           Maintenance of Fund's Assets Abroad. The Company, acting on behalf of the Fund’s, hereby instructs the Delegate pursuant to the terms of the Custody Agreement to place and maintain the Fund's Assets in countries outside the United States in accordance with Instructions received from the Company. Such instruction shall constitute an Instruction under the terms of the Custody Agreement. The Company acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it accepts delegation as foreign custody manager; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2.           Delegation. Pursuant to the provisions of Rule 17f-5 under the 1940 Act, the Company on behalf of the Funds hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform only those duties set forth in this Delegation Schedule concerning the safekeeping of the Fund's Assets in each of the countries as to which it acts as delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Company, on behalf of the Funds, as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Fund's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Company confirms to the Delegate that the Company on behalf of the Funds has considered the Sovereign Risk and prevailing Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Fund's Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Delegate in the performance of its duties as required under Rule 17f-7 under the 1940 Act and the terms of the Custody Agreement governing such duties), and the laws relating to the safekeeping and recovery of the Fund's Assets held in custody pursuant to the terms of the Custody Agreement. Company acknowledges that the Delegate has appointed [Brown Brothers Harriman & Co.] as its sub-custodian and sub-foreign custody manager for purposes of carrying out some or all of the duties and obligations of the Delegate under this Delegation Schedule, provided however, that such appointment shall not relieve the Delegate of its obligations under this Delegation Schedule.

 3.                 Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund’s foreign custodial arrangements:

(a)         Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Fund's Assets with an Eligible Foreign Custodian, provided that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering factors relevant to the safekeeping of such assets including without limitation:

(i)     The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

(ii)     Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Assets;

(iii)    The Eligible Foreign Custodian's general reputation and standing; and

(iv)    Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.

(b)    Contract Administration. The Delegate‘s foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

(i)     For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

(ii)    That the Fund's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

(iii)   That beneficial ownership of the Fund's Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

(iv)   That adequate records will be maintained identifying the Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

(v)    That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

(vi)   That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

Such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's Assets as the specified provisions, in their entirety.

(c)         Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule.

4.           Monitoring. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Fund's Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Fund's Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5.           Reporting. At least annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board written reports specifying placement of the Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report on any material changes to such foreign custody arrangements. The Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 of this Delegation Schedule only to the extent specifically agreed with respect to the particular situation.

6.           Withdrawal of Fund's Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, the Delegate shall withdraw the Fund's Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Fund's Assets or would materially impair the liquidity, value or other investment characteristics of the Fund's Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Instructions of the Company with respect to such liquidation or other withdrawal.

7.     Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Company may direct the Delegate to place and maintain the Fund's Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Delegate will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as an Instruction under the terms of the Custody Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

8.           Standard of Care. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund's Assets would exercise.

9.           Representations. The Company hereby represents and warrants that it is a U.S. Company and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate. The Company hereby represents and warrants that its Board of Trustees has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company.

10.      Effectiveness; Termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th calendar day following the date on which the non-terminating party shall receive the foregoing notice. Notwithstanding the foregoing, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custody Agreement.

11.      Notices. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custody Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12.      Definitions. Capitalized terms not otherwise defined in this Delegation Schedule have the following meanings:

a.        Country Risk – shall have the meaning set forth in Section 9.3.2 of the Custody Agreement.

b.        Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1) of the 1940 Act and shall also include a U.S. Bank.

c.        Fund's Assets - shall mean any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

d.        Instructions - shall have the meaning set forth in the Custody Agreement.

e.        Securities Depository - shall have the meaning set forth in Rule 17f-7 of the 1940 Act.

f.        Sovereign Risk - shall have the meaning set forth in Section 9.3.3 of the Custody Agreement.

g.        U.S. Bank - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act.

13.      Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws of the State of Ohio without reference to the conflict of law provisions thereof. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of Ohio or of the state courts of such State.

14.      Fees. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custody Agreement.

15.      Integration. This Delegation Schedule sets forth all of the Delegate's duties with respect to the selection and monitoring of the Eligible Foreign Custodians, the administration of contracts with the Eligible Foreign Custodians, the withdrawal of assets from the Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custody Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custody Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Delegation Schedule to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.

CAPITOL SERIES TRUST		THE HUNTINGTON NATIONAL BANK

By:	/s/ Matthew J. Miller	By:	/s/ Kevin Speert

Name:	Matthew J. Miller	Name:	Kevin Speert

Title:	President	Title:	Vice President